CONTRIBUTION AGREEMENT

                                  by and among

                               TEJAS ENERGY, LLC,
                       TEJAS MIDSTREAM ENTERPRISES, LLC,
                       ENTERPRISE PRODUCTS PARTNERS L.P.,
                       ENTERPRISE PRODUCTS OPERATING L.P.,
                          ENTERPRISE PRODUCTS COMPANY,
                          ENTERPRISE PRODUCTS GP, LLC
                                      AND
                             EPC PARTNERS II, INC.



                            Dated September 17, 1999


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                                                TABLE OF CONTENTS

ARTICLE I

DEFINITIONS AND TERMS..........................................................2
         Section  1.01   Specific Definitions..................................2
         Section  1.02   General Definitions..................................10
         Section  1.03   Construction and Interpretation......................10

ARTICLE II

CONTRIBUTION AND RELATED ITEMS................................................11
         Section  2.01   The Closing..........................................11
         Section  2.02   The Transactions.....................................11
         Section  2.03   Special Units........................................11
         Section  2.04   Other Closing Matters................................11
         Section  2.05   Additional Special Units Following Closing...........12
         Section  2.06   Prorations of Property Taxes.........................12
         Section  2.07   Adjustment for Interim Operations....................13

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF TEJAS AND TEJAS ENERGY AS
TO TEJAS AND TEJAS ENERGY.....................................................14
         Section  3.01   Organization.........................................14
         Section  3.02   Ownership of Company Interest........................14
         Section  3.03   Validity and Enforceability..........................14
         Section  3.04   Approvals and Consents...............................15
         Section  3.05   No Violation.........................................15
         Section  3.06   Litigation...........................................15
         Section  3.07   Investment Intent....................................15
         Section  3.08   No Brokers...........................................16

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF TEJAS AND TEJAS ENERGY AS
TO THE COMPANY AND ITS SUBSIDIARIES...........................................17
         Section  4.01   Organization.........................................17
         Section  4.02   Capitalization.......................................17
         Section  4.03   No Violation.........................................18
         Section  4.04   Permits..............................................18
         Section  4.05   Compliance With Applicable Law.......................19
         Section  4.06   Litigation...........................................19

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         Section  4.07   Taxes................................................19
         Section  4.08   Financial Statements.................................20
         Section  4.09   Absence of Certain Changes...........................20
         Section  4.10   Bank Accounts........................................21
         Section  4.11   Conduct of Business From the Effective Date to the
                         Closing Date.........................................21
         Section  4.12   Material Contracts or Indebtedness...................22
         Section  4.13   Assets...............................................24
         Section  4.14   Employees, Employee Benefits.........................24
         Section  4.15   Sufficiency of Assets Held by the Company
                         and its Subsidiaries.................................24
         Section  4.16   Intellectual Property................................24
         Section  4.17   Non-Business Related Assets..........................25

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ENTERPRISE PARTIES......................25
         Section  5.01   Organization.........................................25
         Section  5.02   Authorization of Agreement...........................26
         Section  5.03   No Violations........................................27
         Section  5.04   Approvals............................................27
         Section  5.05   Litigation; Impairment...............................27
         Section  5.06   Compliance With Applicable Law.......................28
         Section  5.07   Permits..............................................28
         Section  5.08   Taxes................................................28
         Section  5.09   SEC Reports..........................................29
         Section  5.10   Ownership; Issuance of Special Units.................29
         Section  5.11   Financing............................................30
         Section  5.12   No Brokers...........................................30
         Section  5.13   Investment Intent....................................31

ARTICLE VI

COVENANTS.....................................................................31
         Section  6.01  Access to Information Following the Closing...........31
         Section  6.02  Intentionally Deleted.................................32
         Section  6.03  Public Announcements..................................32
         Section  6.04  Removal of Tradenames.................................32
         Section  6.05  Further Assurances....................................32
         Section  6.06  Books and Records.....................................33
         Section  6.07  Intercompany Indebtedness.............................33
         Section  6.08  Excluded Assets.......................................33
         Section  6.09  Acts of Amendment.....................................34
         Section  6.10  Collections...........................................34
         Section  6.11  Preferential Rights...................................34

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         Section  6.12    Preparation of Historical Financials................34
         Section  6.13    Unitholder Approval.................................34

ARTICLE VII

EMPLOYEE MATTERS..............................................................35
         Section  7.01    Employees...........................................35
         Section  7.02    Solicitation of Employees...........................35
         Section  7.03    Employee Benefit Plans..............................36
         Section  7.04    Vacation............................................36
         Section  7.05    Access to Information and Personnel.................37
         Section  7.06    Tejas and Affiliates Benefit Plans..................37
         Section  7.07    Third-Party Beneficiaries...........................37

ARTICLE VIII

INDEMNIFICATION; SURVIVAL.....................................................37
         Section  8.01    Indemnification by the Enterprise Parties, EPC II and
                  Enterprise Products.........................................37
         Section  8.02   Indemnification by Tejas and Tejas Energy............38
         Section  8.03   Indemnification Procedure............................39
         Section  8.04   Survival.............................................40
         Section  8.05   Limitation on Claims.................................41
         Section  8.06   Tejas Environmental Indemnity........................42
         Section  8.07   Enterprise Contingent Environmental Payment..........43
         Section  8.08   Louisiana Fuel Tax Audit.............................44

ARTICLE IX

GENERAL PROVISIONS............................................................44
         Section  9.01   Expenses and Taxes; Tax Returns......................44
         Section  9.02   Amendment............................................45
         Section  9.03   Waiver...............................................45
         Section  9.04   Notices..............................................45
         Section  9.05   Headings; Disclosure Memorandum......................47
         Section  9.06   Applicable Law.......................................47
         Section  9.07   No Third Party Rights................................47
         Section  9.08   Counterparts.........................................47
         Section  9.09   Severability.........................................47
         Section  9.10   Entire Agreement.....................................47
         Section  9.11   Arbitration; Waiver..................................47
         Section  9.12   Fair Construction....................................48
         Section  9.13   Disclaimer of Other Representations and Warranties...48

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                                                     EXHIBITS

Exhibit 1.01(a)                     EPC II Assignment of GP Interest
Exhibit 1.01(b)                     Tejas Assignment of Company Interest
Exhibit 9.11                        Arbitration Procedures




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                                                     SCHEDULES

Schedule 1.01(a)    Assets of the Business
Schedule 1.01(b)    Excluded Assets
Schedule 1.01(c)    Permitted Liens
Schedule 1.01(d)    Retained Liabilities
Schedule 2.02(c)    Other Consideration
Schedule 2.04(d)    Ancillary Agreements
Schedule 2.07       Interim Operations
Schedule 3.04       Tejas Required Consents
Schedule 3.06       Litigation Against Tejas or Tejas Energy
Schedule 4.02(b)    Subsidiaries and Joint Ventures
Schedule 4.03       No Violation
Schedule 4.04       Permits
Schedule 4.05       Compliance with Applicable Law
Schedule 4.06(a)    Pending Litigation Against the Company or its Subsidiaries
Schedule 4.06(b)    Material Litigation
Schedule 4.07       Taxes
Schedule 4.08       Financial Statements
Schedule 4.09       Absence of Certain Changes
Schedule 4.10       Bank Accounts
Schedule 4.12(a)    Material Contracts
Schedule 4.12(c)    Defaults or Breaches
Schedule 4.13(a)    Real Property
Schedule 4.13(b)    Facilities
Schedule 4.13(c)    Encumbered Assets
Schedule 4.15       Sufficiency of Assets
Schedule 4.16       Material Intellectual Property Rights
Schedule 5.04       Enterprise Required Consents
Schedule 5.10(e)    Ownership of Units
Schedule 5.10(f)    Enterprise Options/Obligations to Issue Units
Schedule 6.09       Act of Amendment
Schedule 7.01       Business Employees




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                             CONTRIBUTION AGREEMENT

     THIS CONTRIBUTION AGREEMENT dated September 17, 1999, is by and among TEJAS ENERGY, LLC, a Delaware limited liability company ("Tejas Energy"), TEJAS MIDSTREAM ENTERPRISES, LLC, a Delaware limited liability company ("Tejas"), ENTERPRISE PRODUCTS PARTNERS L.P., a Delaware limited partnership ("Enterprise Partners"), ENTERPRISE PRODUCTS OPERATING L.P., a Delaware limited partnership ("Enterprise Operating"), ENTERPRISE PRODUCTS GP, LLC, a Delaware limited liability company ("Enterprise GP" and, together with Enterprise Partners and Enterprise Operating, the "Enterprise Parties"), EPC PARTNERS II, INC., a
Delaware corporation ("EPC II") and ENTERPRISE PRODUCTS COMPANY, a Texas corporation ("Enterprise Products") for the limited purposes of its obligations in Articles V, VII and VIII hereof.

                                    RECITALS:
     WHEREAS, Tejas Energy is the sole member of Tejas;

     WHEREAS, Tejas is the owner of all of the issued and outstanding limited liability company membership interests of Tejas Natural Gas Liquids, LLC, a Delaware limited liability company (the "Company"), which along with its Subsidiaries (as defined herein) operates the Business (as defined herein);

     WHEREAS, Tejas desires to contribute its interest in the Company to Enterprise Partners (or Enterprise Operating as the designee of Enterprise Partners) in exchange for Enterprise Partners issuing to Tejas (or Tejas Energy as the designee of Tejas) certain special partnership units and Enterprise Operating paying to Tejas the Other Consideration (as defined herein) on the terms and conditions as hereinafter provided;

     WHEREAS, the parties acknowledge and agree that the transactions contemplated herein involve a transfer by Tejas of its interest in the Company to Enterprise Partners and a subsequent contribution of such interest by Enterprise Partners to Enterprise Operating;

     WHEREAS, Tejas Energy (as the designee of Tejas) desires to acquire from EPC II and EPC II desires to sell to Tejas Energy a 30% membership interest in Enterprise GP, which is the general partner of Enterprise Partners and Enterprise Operating, for a cash payment to EPC II on the terms and conditions hereinafter provided; and

     WHEREAS, the parties hereto desire to enter into this Agreement to set forth the terms, conditions and procedures of the above-described transactions.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein and for other good and valuable consideration (the

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receipt and  sufficiency of which are hereby  confirmed and  acknowledged),  the parties hereto hereby agree as follows:

ARTICLE

DEFINITIONS AND TERMS

     Section - Specific Definitions. As used in this Agreement, the following terms have the following meanings:

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with, such Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlling," "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of such Person, by contract or otherwise.

     "Agreement" means this Contribution Agreement, as the same may be amended or supplemented from time to time.

     "Ancillary Agreements" shall have the meaning specified in Section 2.04(d).

     "Business" means all of the midstream natural gas processing and NGL business generated by the NGL assets, properties and commercial arrangements listed on Schedule 1.01(a) and the NGL assets, properties and commercial arrangements transferred or intended to be transferred pursuant to the acts of amendment and conveyances referenced in Section 6.09 (which includes all of the midstream natural gas processing and NGL business conducted by the Company and its Subsidiaries) which involves the processing of raw natural gas and the fractionation of NGLs in the States of Louisiana and Mississippi at the Facilities listed on Schedule 1.01(a) and all related transporting, storing, exchanging and marketing of NGLs. The parties intend that the Business includes all business generated by the assets, properties and commercial arrangements (other than the distribution or marketing of pipeline-quality natural gas) related to such gas processing and NGL operations to the extent located downstream of the inlet flange of each gas processing plant referenced on
Schedule 1.01(a) including: (i) the fractionation facilities listed on Schedule 1.01(a), (ii) pipelines, underground storage, shipping and receiving facilities and transportation assets listed on Schedule 1.01(a) and related rights of way and other real property interests used in such gas processing and fractionation operations, (iii) processing, exchange, storage, marketing, sales and transportation agreements related to the business conducted at such Facilities,
(iv) rail tank cars used to transport NGLs as listed on Schedule 1.01(a), (v) equity interests in Venice Energy Services Company, L.L.C., Dixie Pipeline Company, Entell NGL Services, L.L.C., Tri-States NGL Pipeline, L.L.C., K/D/S Promix L.L.C., Belle Rose NGL Pipeline, L.L.C. and Progas, LLC as listed on
Schedule 1.01(a) and (vi) all assets used in the Business, wherever located, including, without limitation, contracts, intangibles, books and records, financial and accounting systems and records, management information systems, files, computer hardware and software (including the Solarc

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RightAngle license and the risk control model relating to the Business),  office equipment and other assets currently used in the Business, and the assets listed for purposes of illustration but not limitation on Schedule 1.01(a) hereto; provided, however, that the term Business shall not include any of the assets listed on Schedule 1.01(b) hereto (the "Excluded Assets").

     "Benefit Plan Date" has the meaning specified in Section 7.03.

     "Business Day" means any day other than a Saturday, a Sunday or a legal holiday on which banks in Houston, Texas and New York, New York are authorized or obligated by Law to close.

     "Business Employees" has the meaning specified in Section 7.01.

     "Claim Notice" has the meaning specified in Section 8.03(a).

     "Closing" means the closing of the transactions provided for in this Agreement.

     "Closing Date" means the date on which the Closing occurs.

     "Code" means the United States Internal Revenue Code of 1986, as amended.

     "Common  Units"  means  the  common  units  representing   limited  partner
interests in Enterprise Partners having the rights specified in the Enterprise Partners Amended Partnership Agreement.

     "Company" has the meaning specified in the recitals.

     "Company Interest" means 100% of the outstanding membership and other equity interests in the Company.

     "Company Required Consents" has the meaning specified in Section 4.03.

     "Confidentiality Agreement" means the Confidentiality Agreement dated January 19, 1999, between the Company and Enterprise Operating, as adopted by Tejas and Enterprise Partners.

     "Consent" means any consent, waiver, approval, authorization, exemption, registration or declaration.

     "Contingent   Environmental   Payments"   has  the  meaning   specified  in
Section 8.07(a).

     "Conversion Dates" has the meaning specified in Section 2.03.


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     "Court" shall mean any federal, state, or local court, arbitration tribunal or other judicial authority.

     "Damages" means all claims, liabilities, damages, penalties, Judgments, assessments, losses, costs and expenses, including reasonable attorneys' fees.

     "Direct Claim" has the meaning specified in Section 8.03(a).

     "Effective Date" means 12:01 a.m. on August 1, 1999.

     "Employment Commencement Date" has the meaning specified in Section 7.01.

     "Enterprise   Environmental   Payments"   has  the  meaning   specified  in
Section 8.07(a).

     "Enterprise GP" has the meaning specified in the introductory paragraph of this Agreement.

     "Enterprise Indemnified Parties" has the meaning specified in Section 8.02.

     "Enterprise Operating" has the meaning specified in the introductory paragraph of this Agreement.

     "Enterprise Operating Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Enterprise Operating dated July 31, 1998, as amended, restated, supplemented or otherwise as defined.

     "Enterprise   Parties"  has  the  meaning  specified  in  the  introductory paragraph of this Agreement.

     "Enterprise Partners" has the meaning specified in the introductory paragraph of this Agreement.

     "Enterprise Partners Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of Enterprise Partners dated July 31, 1998, as amended, restated, supplemented or otherwise updated.

     "Enterprise Partners Amended Partnership Agreement" means the Second Amended and Restated Agreement of Limited Partnership of Enterprise Partners.

     "Enterprise Products" has the meaning specified in the introductory paragraph of this Agreement.


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     "Enterprise  Representations  and Warranties" has the meaning  specified in
Section 8.01.

     "Enterprise Required Consents" means the requirements of the HSR Act and the Consents listed in Schedule 5.04.

     "Enterprise Third-Party  Environmental Claims" has the meaning specified in
Section 8.07(a).

     "Environmental Law" means any Law that relates to (i) the prevention, abatement, remediation or elimination of pollution, (ii) the protection of the environment, (iii) the protection of individuals or property from actual or potential exposure (or the effects of exposure) to an actual or potential spill, release or threatened release of a Hazardous Substance, or petroleum or produced brine, or (iv) the operation, manufacture, processing, production, gathering, transportation, importation, use, treatment, storage or disposal, arrangement for transportation or arrangement for disposition of a Hazardous Substance, or petroleum or produced brine. The term "Environmental Law" includes the Clean Air Act, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, the Federal Water Pollution Control Act, the Occupational Safety and Health Act of 1970, the Resource Conservation and Recovery Act of 1976, the Safe Drinking Water Act, the Toxic Substances Control Act, the Hazardous & Solid Waste Amendments Act of 1984, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Materials Transportation Act, the Oil Pollution Act of 1990, any state Laws implementing the foregoing federal Laws and any Laws pertaining to the handling of oil and gas exploration and production wastes or the use, maintenance, and closure of pits and impoundments, and all other environmental conservation or protection Laws.

     "EPC II" has the meaning specified in the introductory paragraph of this Agreement.

     "EPC  II  Assignment"  means  the  Assignment  Agreement  in  the  form  of
Exhibit 1.01(a) hereto pursuant to which EPC II will assign the GP Interest to Tejas Energy.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and as the same shall be in effect from time to time.

     "Facilities"  means  the  gas  processing  plants,   fractionation  plants,
pipeline assets and storage facilities specified on Schedule 1.01(a) hereto.

     "Governmental   Authority"   shall  mean  any   federal,   state  or  local
governmental agency or authority.

     "Governmental Authorization" shall mean any required consent or approval by a Governmental Authority.

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     "GP Interest"  means a membership  interest in Enterprise GP representing a
30% ownership interest in Enterprise GP.

     "Hazardous Substance" means any substance, chemical, pollutant, waste or other material (i) that consists, wholly or in part, of a substance that is regulated as toxic or hazardous to human health or the environment under any Environmental Law, or (ii) that exists in a condition or under circumstances that constitute a violation of an Environmental Law. The term "Hazardous Substance" includes any petroleum products, oils or derivatives thereof; asbestos or asbestos- containing materials; polychlorinated biphenols; as well as any "hazardous substance" as that term is defined in the Comprehensive Environmental, Response, Compensation and Liability Act of 1980, any "hazardous material" as that term is defined in the Hazardous Materials Transportation Act, any "hazardous chemical substance" or "pollutant" as those terms are defined in the Federal Water Pollution Control Act, and any "solid waste" or "hazardous waste" as those terms are defined in the Resource Conservation and Recovery Act of 1976 and any toxic substance as that term is defined under the Toxic Substances Control Act.

     "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indebtedness for Borrowed Money" means all obligations for borrowed money, including (a) any capital lease obligation, (b) any obligation (whether fixed or contingent) to reimburse any bank or other Person in respect of amounts paid or payable under a standby letter of credit (other than obligations under standby letters of credit securing performance under Material Contracts), or (c) any guarantee with respect to indebtedness for borrowed money (of the kind otherwise described in this definition) of another Person.

     "Indemnified Party" has the meaning specified in Section 8.03.

     "Indemnifying Party" has the meaning specified in Section 8.03.

     "Intellectual Property Right" means all registered trade marks, trade names, patents and copyrights, unregistered trade marks, trade names and copyrights and all patent applications, all technology, trade secrets, designs, drawings, computer programs, processes and know how, both domestic and foreign, used in connection with the Business.

     "IRS" means the United States Internal Revenue Service.

     "Joint Venture" means any corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization (other than Subsidiaries) in which the Company or any of its Subsidiaries has an interest.

     "Judgments" means any judgments, injunctions, orders, decrees, writs, rulings or awards of any Court or any Governmental Authority of competent jurisdiction.

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     "Knowledge" or  "knowledge"  means,  with respect to any party hereto,  the actual knowledge of the executive officers of such party; provided that none of the executive officers shall be deemed to have performed, or be obligated to perform, any independent investigation or inquiry with respect to the matter to which such Knowledge relates other than, in each case, making reasonable inquiry with the head of the department who is principally responsible for the subject matter of any representation or warranty given to the knowledge of such party.

     "Laws" means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order or decree.

     "Lien" means mortgages, deeds of trust, liens, pledges, security interests, leases, conditional sale contracts, claims, rights of first refusal, options, charges, liabilities, obligations, agreements, privileges, liberties, easements, rights-of-way, limitations, reservations, restrictions and other encumbrances of any kind.

     "Material Adverse Effect" means a material adverse effect on the business, assets, liabilities, or condition (financial or otherwise) of the subject party and its Subsidiaries, taken as a whole.

     "Material Contract" has the meaning set forth in Section 4.12.

     "NGLs" means natural gas liquids.

    "Other Consideration" has the meaning prescribed in Section 2.02(c).

     "Permits" means all permits, authorizations, approvals, registrations, licenses, certificates or variances granted by or obtained from any Governmental Authority.

     "Permitted Liens" means (i) Liens for or in respect of Taxes, impositions, assessments, fees, rents and other governmental charges levied or assessed or imposed which are not yet delinquent or are being contested in good faith by appropriate proceedings and, if being contested, for which the appropriate party has set forth reserves on its books, records and financial statements in accordance with generally accepted accounting principles applied in a manner consistent with past practice, (ii) the rights of lessors and lessees under leases executed in the ordinary course of business, (iii) the rights of licensors and licensees under licenses executed in the ordinary course of business, and (iv) Liens, and rights to Liens, of mechanics, warehousemen, carriers, repairmen and others arising by operation of law and incurred in the ordinary course of business, securing obligations not yet delinquent or being contested in good faith by appropriate proceedings, (v) any Liens which are publicly recorded, (vi) other Liens entered into in the ordinary course of business that do not secure the payment of indebtedness for borrowed money and that do not materially and adversely affect the ability of Enterprise Operating, directly or indirectly, to use the encumbered assets and properties in the conduct of the Business and (vii) Liens set forth on Schedule 1.01(c) of the Tejas Disclosure Memorandum.

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     "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Proceeding"   means   any   action,   suit,   demand,   claim  or   legal,
administrative, arbitration or other alternative dispute resolution proceeding, hearing or investigation.

     "Retained Liabilities" means the liabilities identified as "Retained Liabilities" on Schedule 1.01(d) of the Tejas Disclosure Memorandum.

     "Securities Act" means the Securities Act of 1933, as amended or any successor or federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and as the same shall be in effect from time to time.

     "Shell Affiliate" means any Affiliate of Shell Oil Company.

     "Shell Processing Agreement" means that certain Fourth Amendment to Conveyance of Gas Processing Rights among the Company, Shell Oil Company, Shell Exploration & Production Company, Shell Offshore Inc., Shell Deepwater Development Inc., Shell Deepwater Production Inc., Shell Consolidated Energy Resources Inc., Shell Land & Energy Company and Shell Frontier Oil & Gas Inc., and any other parties thereto, dated as of August 1, 1999.

     "Special Units" means each series of the Class A Special Units of limited partnership interest in Enterprise Partners as described in Sections 2.03 and
2.05 and in the Enterprise Partners Amended Partnership Agreement.

     "Subordinated Units" means the subordinated units representing partnership interests in Enterprise Partners created under the Enterprise Partners Amended Partnership Agreement.

     "Subsidiary" or "Subsidiaries" of any Person means any corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization of which such Person, either alone or through or together with any other Subsidiary, owns, directly or indirectly, more than 50% of the issued and outstanding stock or other equity or ownership interests, the holder of which is generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, association, trust, joint venture or other entity or organization.

    "Taxes" means all taxes, however denominated, including any interest or penalties that may become payable in respect thereof, imposed by any Governmental Authority, which taxes shall include all net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, goods and services, ad valorem or property, earnings, franchise, profits, license, withholding (including all obligations to withhold or collect for Taxes imposed on others), payroll, employment, excise, severance, stamp, occupation, premium, property, excess profit or windfall profit tax, custom

HOU04:132863.11
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

     duty, value added or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and any penalty, addition to tax or additional amount (whether payable directly, by withholding or otherwise).

     "Tax Returns" means any report, return, declaration or other filing required to be supplied to any taxing authority or jurisdiction with respect to Taxes including any amendments thereto.

     "Tax Statute of Limitations Date" shall mean the close of business on the 30th day after the expiration of the applicable statute of limitations with respect to Taxes, including any tollings or extensions thereof.

     "Tejas" has the meaning specified in the introductory paragraph of this Agreement.

     "Tejas Assignment" means the Assignment Agreement in the form of Exhibit 1.01(b) hereto pursuant to which Tejas will assign the Company Interest to Enterprise Operating (as Enterprise Partners' designee).

     "Tejas Co-ownership" means a co-ownership arrangement wherein the Company or its Subsidiary is a co-owner of assets and the co-owners have elected (or are deemed to have elected under Treasury Regulation, Paragraph 1.761-2(b)) under
Section 761(a) of the Code to be excluded from the provisions of subchapter K of chapter 1 of the Code.

     "Tejas Disclosure Memorandum" means the disclosure memorandum delivered by Tejas to the Enterprise Parties prior to execution of this Agreement containing the disclosures contemplated by this Agreement.

     "Tejas Energy" has the meaning specified in the introductory paragraph to this Agreement.

     "Tejas Indemnified Parties" has the meaning specified in Section 8.01.

     "Tejas Joint Venture" means a limited liability company, association, trust, partnership, joint venture or other entity or organization in which the Company or any of its Subsidiaries owns, either alone or through or together with any Subsidiary, directly or indirectly, less than 100% of the issued and outstanding stock or other equity or ownership interests.

     "Tejas LLC" means a limited liability company wherein the Company or its Subsidiary owns 100% of the equity interests.

     "Tejas  Representations  and  Warranties"  has  the  meaning  specified  in
Section 8.02.

     "Tejas Required Consents" has the meaning specified in Section 3.04.

HOU04:132863.11

     "Tejas  Third-Party  Environmental  Claims"  has the meaning  specified  in
Section 8.06(a).

     "Third Party Claim" has the meaning specified in Section 8.03(a).

     "Transactions" means the transactions contemplated by the Transaction Agreements.

    "Transaction Agreements" means this Agreement, and the other agreements referred to in Sections 2.04(a), (b), (c), (e) and (g).

     "Transferred Employees" has the meaning specified in Section 7.01.

     "United States" means the United States of America, its territories and possessions, any state of the United States, and the District of Columbia.

     "Unitholder Rights Agreement" has the meaning specified in Section 2.04(b).

     "Units" means, collectively or individually or in any combination, as the context may require, the Special Units and any Common Units into which the Special Units are converted in accordance with the Enterprise Partners Amended Partnership Agreement.

     Section General Definitions. Capitalized terms used in this Agreement and not defined in Section 1.01 shall have the meanings ascribed to them elsewhere in this Agreement.

     Section    Construction  and   Interpretation.   The  following  rules  of
construction and interpretation shall apply to this Agreement, unless elsewhere specifically indicated to the contrary:

          (a) all terms defined herein in the singular shall include the plural, as the context requires, and vice-versa;

          (b) pronouns stated in the neuter gender shall include the masculine, the feminine and the neuter genders;

          (c) the  term  "or" is not  exclusive  and  shall  be  deemed  to mean
     "and/or;"

          (d) the term "including" (or any form thereof) shall not be limiting or exclusive and shall be deemed to mean "including, without limitation;" and

          (e) unless otherwise indicated, any reference made in this Agreement to a Section is a reference to a section of this Agreement, any reference to an exhibit is a reference to an exhibit to this Agreement.


HOU04:132863.11

ARTICLE

CONTRIBUTION AND RELATED ITEMS

     Section   The  Closing.  Subject  to the  terms  and  conditions  of  this
Agreement, the consummation of the transactions contemplated by this Agreement as set forth in Section 2.02 (the "Closing") will take place simultaneously with the execution hereof or on such other date as may be agreed upon by the parties hereto at 4:00 p.m. local time at the offices of Andrews & Kurth L.L.P. at 600 Travis, Houston, Texas.

     Section   The  Transactions.  Subject to the terms and  conditions of this
Agreement, at the Closing:

          (a)  Tejas  will  contribute  and  assign  the  Company   Interest  to
     Enterprise Operating (as Enterprise Partner's designee) by executing and delivering the Tejas Assignment to Enterprise Operating;

          (b) Enterprise Partners will issue and deliver to Tejas Energy (as Tejas' designee) 14,500,000 Special Units;

          (c) Enterprise Operating (as Enterprise Partners' designee) will pay to Tejas $166,000,000 in cash as reflected on Schedule 2.02(c) attached hereto (the "Other Consideration");

          (d) EPC II will convey the GP Interest to Tejas Energy (as Tejas' designee) by executing and delivering the EPC II Assignment to Tejas Energy; and

          (e)  Tejas  Energy  shall  pay   $4,000,000  in  cash  to  EPC  II  in
     consideration for the GP Interest.

     Section   Special  Units.  The  Special  Units  shall  be  represented  by certificates in the form contemplated by the Enterprise Partners Amended Partnership Agreement and will have the rights and features set forth therein. The Special Units will be automatically converted on a one- for-one basis into Common Units of Enterprise Partners effective as of the Class A Special Units Conversion Dates set forth in the Enterprise Partners Amended Partnership Agreement (the "Conversion Dates").

     Section   Other Closing  Matters.  Subject to the terms and  conditions of this Agreement, simultaneously with the execution hereof unless waived by the parties:

     Enterprise Partners and Tejas will enter into the Registration Rights Agreement in the form agreed upon by the parties;


HOU04:132863.11

     Tejas, the Enterprise Parties, Enterprise Products and EPC II will enter into the Unitholder Rights Agreement in the form agreed upon by the parties;

     Tejas and Enterprise Operating will enter into the Interim Services Agreement in the form agreed upon by the parties;

     Each of the agreements set forth on Schedule 2.04(d) hereto (the "Ancillary Agreements") shall be or have been executed by the appropriate parties thereto;

     Enterprise GP shall enter into the Enterprise Partners Amended Partnership Agreement in the form agreed upon by the parties;

     Tejas shall receive the opinion of counsel to the Enterprise Parties in the form agreed upon by the parties and the Enterprise Parties shall receive the opinion of counsel to Tejas in the form agreed upon by the parties; and

     Tejas, Dan Duncan LLC, EPC II and Tejas shall enter into the Amended and Restated Limited Liability Company Agreement of Enterprise GP in the form agreed upon by the parties.

     Section   Additional Special Units Following Closing.  Enterprise Partners
will issue to Tejas up to an additional 6,000,000 Special Units, at the times and in accordance with and subject to the performance tests and procedures set forth in the Enterprise Partners Amended Partnership Agreement.

     Section  Prorations of Property Taxes.

          (a) The 1999 general property tax assessed against or pertaining to the assets included in the Business for the taxable period that includes the Closing Date shall be prorated between Tejas and the Company and its Subsidiaries as of the Closing Date. Tejas' 1999 general property tax responsibility will be for the period January 1, 1999 up to and including the Closing Date (the "Tejas Property Tax"). The Tejas Property Tax shall be an amount equal to the product of (i) the amount of such general property Tax for the entire taxable period that includes the Closing Date (or the amount of such general property Tax for the immediately preceding taxable period in the case of those assets and properties, if any, for which such general property Tax for the current period cannot be determined), times (ii) a fraction, the numerator of which is the number of days from January 1, 1999 to the Closing Date and the denominator of which is the total number of days in the entire taxable period.

          (b) Tejas shall pay the 1999 general property tax statement in full and shall invoice Enterprise Partners and its Subsidiaries for the period from the Closing Date to December 31, 1999. Enterprise Partners agrees to make or cause to be made such payment

HOU04:132863.11

     (reimbursement) for the amount of the general property tax so prorated and invoiced. Enterprise Partners shall provide the name and address to which such invoice shall be sent.

          Section  Adjustment for Interim Operations.

          The parties acknowledge and agree that the operations of the Company and its Subsidiaries from and after the Effective Date shall be for the account of Enterprise Partners; provided, Tejas and Tejas Energy will be responsible for administering and shall administer, the financial accounts of the Company and its Subsidiaries from the Effective Date through September 30, 1999 (the "Interim Period"), including processing cash collections and making required expenditures.

          As promptly as practicable, but no later than November 15, 1999, Enterprise Partners (with the assistance of Tejas and Tejas Energy to the extent requested by Enterprise Partners) will cause to be prepared and delivered to Tejas a certificate setting forth Enterprise Partners' calculation of the Interim Period Adjustment as determined in accordance with the procedures set forth in Schedule 2.07 hereto (the "Interim Period Adjustment").

          If Tejas or Tejas Energy disagrees with Enterprise Partners' calculation of the Interim Period Adjustment, Tejas may, within 20 days after delivery of such calculation, deliver a notice to Enterprise Partners disagreeing with Enterprise Partners' calculation of the Interim Period Adjustment and setting forth Tejas' calculation of the Interim Period Adjustment.

          If a notice of disagreement shall be duly delivered pursuant to paragraph (c), Enterprise Partners, Tejas and Tejas Energy shall, during the 30 days following such delivery, use their reasonable efforts to reach agreement on the amounts in order to determine the final Interim Period
     Adjustment. If, during such period, Enterprise Partners, Tejas and Tejas Energy are unable to reach such agreement, they shall promptly thereafter retain independent accountants (a "big 5" accounting firm other than Deloitte & Touche LLP and PricewaterhouseCoopers LLP) to promptly review this Agreement and the disputed amounts for the purpose of calculating the final Interim Period Adjustment. The independent accountants shall deliver to Enterprise Partners, Tejas and Tejas Energy, as promptly as practicable, a report setting forth each such calculation. Such report shall be final and binding upon Enterprise Partners, Tejas and Tejas Energy. The cost of such review and report shall be borne equally by Enterprise Partners and Tejas.

          If the final Interim Period Adjustment is a positive number, then such amount will be paid by Tejas or Tejas Energy to Enterprise Partners within ten days following calculation of the final Interim Period Adjustment and if the final Interim Period Adjustment is a negative number, then such amount will be paid by Enterprise Partners to Tejas or Tejas Energy within ten days following calculation of the final Interim Period Adjustment.

HOU04:132863.11

ARTICLE

REPRESENTATIONS AND
WARRANTIES OF TEJAS AND TEJAS
ENERGY AS TO TEJAS AND TEJAS
ENERGY

     Tejas and Tejas Energy, jointly and severally, represent and warrant to the Enterprise Parties that the following statements were true and correct as of the Effective Date and are true and correct as of the Closing Date:

     Section    Organization.   Tejas  is  a  limited  liability  company  duly
organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to own the Company and its Subsidiaries (each of which is listed in Schedule 4.02(b) of the Tejas
Disclosure Memorandum) and to carry on its business as it is now conducted. Tejas is a wholly-owned subsidiary of Tejas Energy. Tejas Energy is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware, with all requisite power and authority to carry on its business as it is now conducted. Tejas Energy is an indirect majority-owned subsidiary of Shell Oil Company.

     Section Ownership of Company Interest. Tejas is the owner, beneficially and of record, of all the Company Interest free and clear of any Lien. At the Closing, Tejas will assign and contribute all the Company Interest to Enterprise Operating (as Enterprise Partners' designee) free and clear of any Lien as a result of which Enterprise Operating (as Enterprise Partners' designee) will own 100% of the outstanding equity interests in the Company.

     Section Validity and Enforceability. Each of Tejas Energy and Tejas has the requisite power and authority to execute and deliver the Transaction Agreements to which it is a party and to perform its obligations under such Transaction Agreements. The execution and delivery of the Transaction Agreements to which Tejas or Tejas Energy is a party and the consummation of the Transactions have been duly authorized by Tejas and Tejas Energy, respectively, and no additional authorization on the part of Tejas or Tejas Energy or any Affiliate thereof is necessary in order to authorize the Transaction Agreements or consummate the Transactions contemplated thereby. The Transaction Agreements to which Tejas or Tejas Energy is a party have been or at Closing will be duly executed and delivered by Tejas and Tejas Energy, respectively, and constitute legal, valid and binding obligations of Tejas and Tejas Energy, respectively, enforceable against Tejas and Tejas Energy in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, or by general principles of equity

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                                       14

(regardless of whether such enforceability is considered in a proceeding in equity or at law), including the availability of specific performance.

     Section   Approvals  and  Consents.  (a)  Except for the  requirements  of
(i) the requirements and Consents listed in Schedule 3.04 of the Tejas Disclosure Memorandum (the "Tejas Required Consents"), and (ii) those Laws, noncompliance with which could not reasonably be expected to have an adverse effect on the ability of Tejas or Tejas Energy to perform their respective
obligations   under  the  Transaction   Agreements,   no  filing  or  notice  or
registration with, no waiting period imposed by and no Permit or Judgment of, any Governmental Authority is required under any Law applicable to Tejas or Tejas Energy and no notice to or Consent of any Person is required to permit Tejas or Tejas Energy to execute, deliver or perform their obligations under the Transaction Agreements to be executed and delivered by either of them at the Closing.

     (b) Tejas represents that all filings required under the HSR Act to be made by Tejas or its Affiliates in order for Tejas to consummate the Transactions have been made and the applicable waiting period thereunder has expired.

     Section No Violation. Assuming receipt of all Tejas Required Consents, neither the execution and delivery by Tejas Energy and Tejas of the Transaction Agreements nor the performance by Tejas Energy or Tejas of their respective obligations thereunder will violate or breach the terms of or cause a default under (i) any Law or Judgment applicable to Tejas or Tejas Energy, (ii) the certificate of formation, the limited liability company agreement or other organizational documents of Tejas or Tejas Energy, or (iii) any contract or agreement to which Tejas or Tejas Energy or any of their respective Affiliates (other than the Company and its Subsidiaries) is a party or by which it or any of its properties or assets is bound, except in any such case for any matters described in this Section 3.05 that would not reasonably be expected to have an adverse effect upon the ability of Tejas or Tejas Energy to perform their respective obligations under the Transaction Agreements.

     Section   Litigation.  Except as set forth on  Schedule  3.06 of the Tejas
Disclosure Memorandum, there are no Proceedings pending, or, to the Knowledge of Tejas or Tejas Energy, threatened, against Tejas or Tejas Energy, at law or in equity, in any Court or before or by any Governmental Authority that
(i) questions the validity of any Transaction Agreement or seeks to restrain, prohibit, invalidate, set aside, prevent or make unlawful any Transaction Agreement or any of the Transactions, or (ii) if adversely determined (x) would prevent or impair the ability of Tejas or Tejas Energy to perform any of their obligations under the Transaction Agreements or (y) would have a Material Adverse Effect on the Company.

     Section  Investment Intent.

          (a) Each of Tejas and Tejas Energy is capable of evaluating the merits and risks of its investment in the Units and the GP Interest. Tejas Energy is taking the Units and the GP Interest for its own account and not with any current view to or intent to sell in

HOU04:132863.11
     connection with any distribution of such securities as such terms are defined under the Securities Act. Each of Tejas and Tejas Energy has reviewed Enterprise Partners' Annual Report on Form 10-K for the year ended December 31, 1998 and Quarterly Report on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999 (the "Enterprise Partners SEC Reports"). Each of Tejas and Tejas Energy has had an opportunity to discuss Enterprise Partners' and Enterprise GP's business and financial condition, properties, operations and prospects with Enterprise Partners' and Enterprise GP's management and to ask questions of officers of Enterprise Partners and Enterprise GP.

          (b) Tejas and Tejas Energy understand that (i) the Units and the GP Interest will be "restricted securities" under the applicable federal securities laws, (ii) the Securities Act and the rules of the SEC provide in substance that such unitholder may dispose of the Units and the GP Interest only pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, and (iii) except as set forth in the Registration Rights Agreement, Enterprise Partners has no obligation or intention to register the sale of the Units or the GP Interest pursuant to the Securities Act, and that, accordingly, Tejas Energy and Tejas may be required to bear the economic risk of the investment in Units and the GP Interest for a substantial period of time.

          (c) Tejas and Tejas Energy agree that certificates representing the Units shall be subject to appropriate stop-transfer instructions to be given by Enterprise Partners to its transfer agents and shall have endorsed thereon a legend substantially as follows:

               The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or under any applicable state law, and may not be transferred without registration under the Act or such applicable state law unless an exemption from such registration is available thereunder.

               Enterprise Partners agrees to remove such legend at such time as the Units are freely tradeable under Rule 144 or otherwise.

     Section No Brokers. None of Tejas Energy, Tejas, the Company nor any of their respective Subsidiaries or Affiliates has, directly or indirectly, entered into any agreement with any Person that would obligate the Company, any of its Subsidiaries or any of the Enterprise Parties to pay any commission, brokerage fee or "finder's fee" in connection with the Transactions.


HOU04:132863.11

ARTICLE

REPRESENTATIONS AND
WARRANTIES OF TEJAS AND TEJAS
ENERGY AS TO THE COMPANY AND
ITS SUBSIDIARIES

     Tejas and Tejas Energy, jointly and severally, represent and warrant to the Enterprise Parties as to the Company and its Subsidiaries that the following statements were true and correct at the Effective Date and are true and correct as of the Closing Date:

     Section Organization. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate its properties where now conducted, owned, leased or operated. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction where such license or qualification is required to carry on its business as now conducted, except where the failure to be so qualified or licensed or in good standing, as the case may be, could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

     Section   Capitalization.

          (a) All of the issued and outstanding Company Interest has been duly authorized and is validly issued. There are no outstanding or authorized
     (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments, other than this Agreement, that could require the Company or Tejas to issue, sell, or otherwise cause to become outstanding any member interests in the Company or (ii) securities or rights convertible into or exchangeable or exercisable for, membership interests of the Company or any contracts, commitments, understandings or arrangements by which the Company or Tejas is or may be bound to issue, redeem, purchase or sell membership interests in the Company or securities convertible into or exchangeable for any such membership interests in the Company.

          (b) Schedule 4.02(b) of the Tejas Disclosure Memorandum sets forth a complete list of (i) all of the Subsidiaries of the Company, the jurisdiction of incorporation or formation of each such Subsidiary and the number of issued and outstanding membership interests of each such Subsidiary and the record holders thereof, (ii) all Joint Ventures, including a description of the type of such entity, the ownership interest of the Company its Subsidiaries therein and, to the Knowledge of Tejas, the names and ownership interests of the other holders thereof and (iii) the ownership interest of the Company and each Company Subsidiary in any co-ownership arrangement wherein the Company or its Subsidiary is a co-owner of assets. Except as set forth on Schedule 4.02(b) of the Tejas Disclosure

HOU04:132863.11
                                       17

     Memorandum all of the outstanding membership interests of the Company's Subsidiaries are owned beneficially and of record by the Company or the Company's Subsidiaries, free and clear of all Liens. There are no outstanding or authorized (i) options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments other than as contemplated by this Agreement, that would require the Company or any of its Subsidiaries or Tejas to issue, sell or otherwise cause to become outstanding any membership interests of the Company or any of its Subsidiaries or (ii) securities or rights convertible into or exchangeable or exercisable for, any such membership interests or any contracts, commitments, understandings or arrangements by which the Company or Tejas is or may be bound to issue, redeem, purchase or sell such membership interests or securities convertible into or exchangeable for any such membership interests. Except as set forth on Schedule 4.02(b) of the Tejas Disclosure Memorandum, all of the Company's or any of its Subsidiary's interests in the Joint Ventures are owned beneficially and of record by the Company or the Company's Subsidiaries, free and clear of all Liens and neither Tejas, the Company nor any Subsidiary has entered into any contracts or agreements by which the Company or any of its Subsidiaries is or may be bound to sell or otherwise transfer, directly or indirectly, such interests provided this representation is not intended to cover preferential rights and other similar rights of refusal or purchase rights contained in any of the Material Contracts listed on Schedule 4.12(a).

     Section No Violation. Assuming receipt of all Company required consents ("Company Required Consents") indicated as required in Schedule 4.03 of the Tejas Disclosure Memorandum, neither the execution and delivery by Tejas and Tejas Energy of the Transaction Agreements nor the performance by Tejas or Tejas Energy of their obligations hereunder or thereunder will (a) (i) violate or breach the terms of or cause a default under any Law or any Judgment applicable to the Company or any of its Subsidiaries, (ii) conflict with or violate any provisions of the certificate of organization, the limited liability company agreement or other organizational documents of the Company or any of its Subsidiaries or (iii) conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation under, any note, bond, mortgage, indenture, license, lease, agreement, contract, arrangement or commitment to which the Company or any of its Subsidiaries is a party or by which they or any of their properties or assets are bound, or (b) result in the creation or imposition of any Lien on any of the properties or assets of the Company or any of its Subsidiaries, except in any such case for any matters described in this Section 4.03 that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect on the Company.

     Section   Permits.  Except  as set  forth on  Schedule  4.04 of the  Tejas
Disclosure Memorandum, the Company and each of its Subsidiaries have all Permits required to conduct their respective businesses as currently conducted and the Company and each of the Subsidiaries have been operating their respective businesses pursuant to and in compliance with the terms of all such Permits, except for such failures to comply which have not resulted in, individually or in the aggregate, a Material Adverse Effect on the Company. Except as set forth on Schedule 4.04 of the

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

Tejas Disclosure Memorandum, such Permits held by the Company and its Subsidiaries are valid and in full force and effect and none of such Permits will, assuming the Company Required Consents have been obtained, be cancelled, forfeited, revoked, suspended or terminated as a result of the transactions contemplated by this Agreement, except, in each case, such Permits the cancellation, forfeiture, revocation, suspension or termination of which would not have a Material Adverse Effect on the Company.

     Section    Compliance   With  Applicable  Law.  Except  as  set  forth  on
Schedule 4.05 of the Tejas Disclosure Memorandum, each of the Company and its Subsidiaries is presently complying with and in the past has complied with all applicable Laws and Judgments, except for such failures to comply which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on the Company.

     Section   Litigation.

          (a) Except as set forth on Schedule 4.06(a) of the Tejas Disclosure Memorandum, there are no Proceedings pending or, to the Knowledge of Tejas or Tejas Energy, threatened, against the Company or any of its Subsidiaries or to which the Company or any of the Subsidiaries is or will be a party.

          (b) Except as set forth on Schedule 4.06(b) of the Tejas Disclosure Memorandum, none of the Proceedings referred to in Section 4.06(a) above would reasonably be expected to result in a Material Adverse Effect on the Company or materially impair Tejas' or Tejas Energy's ability to effect the Closing.

     Section   Taxes.

     (a) The Company, its Subsidiaries, the Tejas Joint Ventures and the Tejas Co- ownerships have not, on or prior to the Closing Date, filed an election under Treasury Regulation, Paragraph 301.7701-3 to be classified as a corporation for federal income Tax purposes. During the entirety of the period from the date of its formation through the Closing Date, each of the Company and the Tejas LLCs has been a business entity that has had and will have a single owner at any given point in time and is and will be disregarded as an entity separate from its owner for federal income Tax purposes under Treasury Regulation Sections 301.7701-2 and -3 and any comparable provision of applicable state or local Tax law that permits such treatment. Each of the Tejas Joint Ventures (other than the Dixie Pipeline Company) is treated and classified as a partnership for federal income Tax purposes under Treasury Regulation, Paragraph 301.7701-2 and -3. Each of the Tejas Co-ownerships is classified and treated as a co-ownership rather than a partnership or association taxable as a corporation for federal income Tax purposes under Treasury Regulation, Paragraph 301.7701-2 and -3.

          (b) Except as set forth on Schedule 4.07 of the Tejas Disclosure Memorandum, all Tax Returns of the Company, its Subsidiaries, the Tejas Joint Ventures and the Tejas Co-

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

     ownerships that are required to be filed (taking into account any extensions of time within which to file) before the Closing Date, have been filed, the information provided in such Tax Returns is complete and accurate in all material respects, and all Taxes owed by the Company, its Subsidiaries, the Tejas Joint Ventures and the Tejas Co-ownerships have been timely paid in full.

          (c) There are no Liens for Taxes upon the assets of any of the Company and its Subsidiaries or the Tejas Co-Ownerships, or, to the Knowledge of Tejas or Tejas Energy, upon the assets of any of the Tejas Joint Ventures (excluding the Company's Subsidiaries), other than with respect to ad valorem Taxes which are not yet delinquent or Permitted Liens. Each of the Company and its Subsidiaries, and, to the Knowledge of Tejas or Tejas Energy, each of the Tejas Joint Ventures (excluding the Company's Subsidiaries) has fully complied with all applicable federal, state and local employment Tax, withholding and contribution obligations with respect to its employees, and all other Tax withholding obligations required by law.

          (d) Each of the Company and its Subsidiaries and, to the Knowledge of Tejas or Tejas Energy, the Joint Ventures (excluding the Company's Subsidiaries) (or the operators of the Joint Ventures and/or Tejas), to the extent required by Section 4081 et seq. of the Code, has obtained a currently effective IRS Form 637 registration number.

     Section Financial Statements. Copies of the financial statements of the Company and its Subsidiaries consisting of a statement of assets acquired and liabilities assumed of the Company and its Subsidiaries as of December 31, 1998, and the related statement of revenues and direct operating expenses for the year ended December 31, 1998 (including the notes thereto), which financial statements have been audited, and are accompanied by the audit opinion of Deloitte & Touche LLP (the "Financial Statements") have been provided to Enterprise Partners. Except for the Retained Liabilities, such Financial Statements present fairly, in all material respects, the assets acquired and liabilities assumed as of December 31, 1998 and the revenues and direct operating expenses for the year ended December 31, 1998 of the Company and its Subsidiaries pursuant to this Agreement in conformity with generally accepted accounting principles consistently applied.

     Section   Absence of Certain Changes.  Since December 31, 1998,  except as set forth in Schedule 4.09 of the Tejas Disclosure Memorandum, the Company and its Subsidiaries have conducted their respective businesses in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts (other than economic conditions or facts or circumstances applicable to the natural gas liquids industry in general) which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company;


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

          (b) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the Company and its Subsidiaries which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on the Company;

          (c) any material transaction or commitment made, or, any Material Contract entered into, by the Company or any of its Subsidiaries (including the acquisition or disposition of any assets) or any relinquishment by the Company or any of its Subsidiaries of any Material Contract, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by the Transaction Agreements;

          (d) except as contemplated by this Agreement and except for any such change after the date of this Agreement required by reason of a concurrent change in generally accepted accounting principles, any change in any method of accounting or accounting practice with respect to the Company and its Subsidiaries; and

          (e) any amendment of the terms of or breach of the provisions of (or any event which, with notice or passage of time or both would constitute a breach by the Company or the Subsidiaries of) the Shell Processing Agreement which could result in the termination of such agreement by any Shell Affiliate party thereto.

     Section Bank Accounts. Schedule 4.10 of the Tejas Disclosure Memorandum includes the names and locations of all banks in which the Company or any of its Subsidiaries has an account or safe deposit box related to the Business and the names of all persons authorized to draw thereon or to have access thereto.

     Section    Conduct of Business From the Effective Date to the Closing Date.
From  the  Effective  Date  to  the  Closing  Date  and,   except  as  otherwise
contemplated by this Agreement, Tejas and Tejas Energy:

          (a) have caused the Company and its Subsidiaries to conduct the business and operations of the Company and its Subsidiaries in the ordinary course;

          (b) have not permitted the Company or its Subsidiaries to dispose of any assets of the Business except for Excluded Assets and inventory sold in the ordinary course of business;

          (c) have not permitted the Company or its Subsidiaries to make any loans, advances, distributions or dividends to Tejas or its Affiliates (other than the Company or its Subsidiaries);


HOU04:132863.11
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

          (d) have not permitted the Company or its Subsidiaries to use their respective cash or properties to pay any Retained Liabilities other than as adjusted for in Section 2.07;

          (e) have not permitted the Company or its Subsidiaries to incur, create or assume any Lien on any individual asset of the Company or its Subsidiaries other than Permitted Liens; and

          (f) have not permitted the Company or its Subsidiaries to incur any Indebtedness for Borrowed Money except for amounts borrowed from Tejas or its Affiliates which will be extinguished pursuant to Section 6.07 below.

     Section   Material Contracts or Indebtedness.

          (a) Schedule 4.12(a) of the Tejas Disclosure Memorandum includes a list of the following agreements, arrangements or understandings to which the Company or any Subsidiary or any Joint Venture of which the Company or a Company Subsidiary is the operator is a party (or with respect to subsection (xii) below to which any such party or Tejas or Tejas Energy or any other Shell Affiliate is a party) (each, a "Material Contract"):

               (i) any site lease with respect to a Facility;

               (ii) any lease (whether of real or personal property) providing for annual rental payments or receipts of $1,500,000 or more;

               (iii) any operating agreements under which the Company or any Company Subsidiary is the operator;

               (iv) any construction agreements providing for annual payments by the Company or any Subsidiary of $1,500,000 or more;

               (v) any pipeline tariff agreements;

               (vi) any storage agreements providing for annual payments or receipts by the Company or any Subsidiary of $1,500,000 or more, other than agreements which have a term of 30 days or less or can be terminated with 30 days or less notice without penalty;

               (vii) partnership agreements, limited liability agreements and joint venture agreements and construction and operation agreements;

               (viii) any gas processing agreements,  fractionation  agreements,
          NGL supply and sale agreements, marketing agreements, straddle agreements, balancing agreements, interconnection agreements or utility contracts in each case providing

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                                       22
          for annual payments or receipts in excess of $1,500,000 other than agreements which have a term of 30 days or less or can be terminated with 30 days or less notice without penalty;

               (ix) any agreement (other than the Transaction Agreements) relating to the acquisition or disposition of a Subsidiary or any material asset outside the ordinary course of business (whether by merger, sale of stock, sale of assets or otherwise), other than as set forth on Schedule 4.12(a)(ix) of the Tejas Disclosure Memorandum;

               (x) any agreement or series of related agreements relating to Indebtedness for Borrowed Money or any guarantee thereof in excess of $1,500,000;

               (xi) any agreement or arrangement with Tejas Energy or Tejas or an Affiliate of Shell Oil Company on the one hand and the Company or any of its Subsidiaries on the other hand; and

               (xii)  any   agreement   which   restricts  the  Company  or  its
          Subsidiaries or Enterprise Partners or any of its Affiliates from engaging in any line of business which the Company or any of the Subsidiaries is conducting immediately prior to the Closing Date.

          (b) True and complete copies of each such Material Contract have been made available to Enterprise Partners.

          (c) Except as disclosed in Schedule 4.12(c) of the Tejas Disclosure Memorandum, each Material Contract is a legal, valid and binding obligation of each of the Company and/or any Subsidiary that is a party thereto and, to the Knowledge of Tejas or Tejas Energy, each other party to such Material Contract, enforceable against the Company and/or such Subsidiary and, to the Knowledge of Tejas or Tejas Energy, each such other party in accordance with its terms (except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity)), and neither the Company nor any Subsidiary nor, to the Knowledge of Tejas Energy or Tejas, any other party to such Material Contract is in material default or has failed to perform any material obligation under such Material Contract, and there does not exist any event, condition or omission which would constitute a material breach or material default (whether by lapse of time or notice or both), except for any such defaults, failures or breaches as, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect.

          (d) Neither the Company nor any Subsidiary is in breach of or has failed to perform or has taken any action or failed to perform any action that, with notice or passage of time or both, would be a breach, under any Material Contract referred to in clause (a)(xi)

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

     above where such breach could result in the Shell Oil Company Affiliate terminating or having the right to terminate or cancel such agreement or which would otherwise have a Material Adverse Effect on the Company.

     Section   Assets.

          (a) Schedule 4.13(a) of the Tejas Disclosure Memorandum correctly describes all real property (the "Real Property") which the Company or any of its Subsidiaries owns, leases or subleases, any title insurance policies and surveys with respect to such Real Property, specifying in the case of leases or subleases, the name of the lessor or sublessor, the lease term and the basic annual rent.

          (b) Schedule 4.13(b) of the Tejas Disclosure Memorandum sets forth, with respect to each Facility, the name and location of such Facility, whether such Facility is a gas processing, fractionation, storage or pipeline facility, the capacity of such Facility, the ownership interest of the Company and its Subsidiaries in each such Facility and the name of the operator of each Facility.

          (c) Subject to execution and filing of the acts of amendment and conveyances (as described in Section 6.09), the Company or a Subsidiary thereof has good and indefeasible title to, or in the case of leased Real Property or personal property, valid leasehold interests in, all material assets (whether real, personal, tangible or intangible) reflected in the Audited Financial Statements or acquired after December 31, 1998, including the interests in the Facilities described in Schedule 1.01(a) of the Tejas Disclosure Memorandum. Except as set forth on Schedule 4.13(c) of the Tejas Disclosure Memorandum, no material asset of the Company or any of its Subsidiaries is subject to any Lien, except for Permitted Liens.

     Section    Employees,  Employee  Benefits.  None  of the  Company  nor  any
Subsidiary thereof has any employees or maintains or is liable under any employee compensation, benefit, pension or welfare plan or arrangement.

     Section Sufficiency of Assets Held by the Company and its Subsidiaries. Except as provided in Schedule 4.15 of the Tejas Disclosure Memorandum, the assets to be held by the Company and its Subsidiaries as of the Closing will constitute all of the properties or assets necessary to conduct the Business as conducted at the Effective Date.

     Section   Intellectual Property.

          (a) Schedule 4.16 of the Tejas Disclosure Memorandum contains a list of all Intellectual Property Rights owned or licensed by Tejas Energy, or Tejas or the Company or any of its Subsidiaries that Enterprise Partners has identified that it desires to use following the Closing ("Material Intellectual Property Rights").


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

          (b) Schedule 4.16 of the Tejas Disclosure Memorandum sets forth a list of all material licenses, sublicenses and other agreements involving Material Intellectual Property Rights as to which the Company or any of its Subsidiaries is a party.

          (c) (i) Except as set forth in Schedule 4.16 of the Tejas Disclosure Memorandum, since February 2, 1998, none of the Company and its
     Subsidiaries has been a defendant in any action, suit, investigation or proceeding relating to, or otherwise has been notified of, any alleged claim of infringement of any Material Intellectual Property Right, and none of Tejas or the Company or any of its Subsidiaries has any Knowledge of any other such infringement by the Company or any of its Subsidiaries, and (ii) none of the Company and its Subsidiaries has any outstanding claim or suit for, and has no Knowledge of, any continuing infringement by any other
     Person of any Material Intellectual Property Rights. No Material Intellectual Property Right is subject to any outstanding judgment, injunction, order, decree or agreement restricting the use of such Material Intellectual Property Right by the Company or any of its Subsidiaries or restricting the licensing of such Material Intellectual Property Right by the Company or any of its Subsidiaries to any Person. None of the Company and its Subsidiaries has entered into any agreement to indemnify any other Person against any charge of infringement of any Material Intellectual Property Right.

     Section Non-Business Related Assets. Since its formation in 1998 and other than the Excluded Assets, neither the Company nor any of its Subsidiaries has owned any assets which were not involved in, used in or otherwise related to the conduct of the Business.

ARTICLE

REPRESENTATIONS AND
WARRANTIES OF THE ENTERPRISE
PARTIES

     The Enterprise Parties, jointly and severally, and EPC II, severally and only as to representations and warranties applicable to EPC II in Sections 5.01(b), 5.02(b), 5.03, 5.04(a), and 5.05, and to the representations and warranties in 5.01(c) and 5.10(a), (b), (c), (e) and (h) and Enterprise Products severally and only as to the representations applicable to Enterprise Products in Sections 5.02(a), 5.03, 5.04(a) and 5.05, represent and warrant to Tejas and Tejas Energy that the following statements were true and correct as of the Effective Date and are true and correct as of the Closing Date:

     Section   Organization.

          (a) Each of Enterprise Partners and Enterprise Operating is a limited partnership duly organized, validly existing and in good standing under the Laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

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                                       25

          (b) EPC II is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware with all requisite power and to own, lease and operate its properties and to carry on its business as currently conducted.

          (c) Enterprise GP is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware with all requisite power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

                  Section   Authorization of Agreement.

          (a) Each of the Enterprise Parties and Enterprise Products has all requisite power and authority to enter into the Transaction Agreements to which it is a party, to perform its obligations thereunder and to consummate the Transactions to which it is a party. The execution and delivery by each of the Enterprise Parties and Enterprise Products of such Transaction Agreements, and the performance of their obligations thereunder, have been duly and validly authorized by all requisite action on the part of the Enterprise Parties and Enterprise Products. The
     Transaction Agreements to which the Enterprise Parties or Enterprise Products are a party have been executed and delivered by such Enterprise Parties and Enterprise Products, constitute legal, valid and binding obligations of such Enterprise Parties and Enterprise Products, and are enforceable against them in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including the availability of specific performance.

          (b) EPC II has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party, to perform its obligations thereunder and to consummate the Transactions. The execution and delivery by EPC II of the Transaction Agreements to which it is a party, and the performance of its obligations thereunder, have been duly and validly authorized by all requisite action on the part of EPC II. Each Transaction Agreement to which EPC II is a party has been duly executed and delivered by EPC II, constitutes a legal, valid and binding obligation of EPC II, and is enforceable against EPC II in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including the availability of specific performance.


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

     Section No Violations. The execution, delivery and performance by the Enterprise Parties, EPC II and Enterprise Products of the Transaction Agreements, and the consummation of the Transactions do not and will not
(i) conflict with or violate any provision of the organizational documents of the Enterprise Parties, EPC II or Enterprise Products, (ii) subject to obtaining the Enterprise Required Consents, conflict with, or result in the breach of, or constitute a default under, or result in the termination, cancellation or acceleration (whether after the giving of notice or the lapse of time or both) of any right or obligation of the Enterprise Parties, EPC II or Enterprise Products, under any note, bond, mortgage, indenture, Permit, license, lease, agreement, contract, arrangement or commitment to which any of the Enterprise Parties, EPC II or Enterprise Products is a party or by which the Enterprise Parties, EPC II or Enterprise Products or any of their assets or properties are bound or affected, or (iii) subject to obtaining the Enterprise Required Consents, violate or result in a breach of or constitute a default under any Law or Judgment applicable to the Enterprise Parties, EPC II or Enterprise Products, or by which the Enterprise Parties, EPC II or Enterprise Products, or any of their respective assets are bound or affected, except, in the cases of clauses
(ii) and (iii), for any conflict, breach, default, termination, cancellation, acceleration, loss or violation which, individually or in the aggregate, would not materially impair the Enterprise Parties', EPC II's or Enterprise Products' ability to effect the Closing or have a Material Adverse Effect on Enterprise Partners, Enterprise Operating and their respective Subsidiaries or on Enterprise GP.

     Section Approvals. (a) Except for the requirements of the Consents listed in Schedule 5.04 ("Enterprise Required Consents"), no Consent is required to be obtained by the Enterprise Parties, EPC II or Enterprise Products, or any of their respective Affiliates from, and no notice or filing is required to be given by the Enterprise Parties, EPC II or Enterprise Products or any of their respective Affiliates to or made by the Enterprise Parties, EPC II or Enterprise Products or any of their respective Affiliates with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Enterprise Parties, EPC II or Enterprise Products of the Transaction Agreements, other than in all cases where the failure to obtain such Consent or approval or to give or make such notice or filing would not, individually or in the aggregate, impair the Enterprise Parties', EPC II's or Enterprise Products' ability to effect the Closing or have a Material Adverse Effect on Enterprise Partners, Enterprise Operating and their respective Subsidiaries or on Enterprise GP.

     (b) The Enterprise Parties represent that all filings required under the HSR Act to be made by the Enterprise Parties or their Affiliates in order for the Enterprise Parties to consummate the Transactions have been made and early termination of the applicable waiting period thereunder has expired.

     Section Litigation; Impairment. There are no actions, suits, claims or proceedings pending (whether at law or in equity) or, to the Knowledge of the Enterprise Parties, EPC II and Enterprise Products, threatened against or involving Enterprise Partners, Enterprise Operating, or their respective Subsidiaries or Enterprise GP in any Court or before or by any Governmental Authority which (i) questions the validity of any Transaction Agreement or seeks to

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

restrain, prohibit, invalidate, set aside, prevent or make unlawful any Transaction Agreement or any of the Transactions, or (ii) if adversely determined (x) would prevent or impair the ability of Enterprise Partners or Enterprise Operating to purchase the Company Interest, the ability of EPC II to sell the GP Interest to Tejas or the ability of the Enterprise Parties or Enterprise Products to perform any of their obligations under the Transaction Agreements or (y) would have a Material Adverse Effect on Enterprise Partners, Enterprise Operating and their respective Subsidiaries or on Enterprise GP.

     Section    Compliance  With  Applicable  Law. Each of Enterprise  Partners,
Enterprise Operating and its Subsidiaries and Enterprise GP is presently complying with all applicable Laws and Judgments, except for such failures to comply which, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect on Enterprise Partners, Enterprise Operating or its Subsidiaries or Enterprise GP.

     Section Permits. Each of the Enterprise Partners, Enterprise Operating and each of their respective Subsidiaries and Enterprise GP have all Permits required to conduct their respective business as currently conducted and such entities have been operating their respective businesses pursuant to and in compliance with the terms of all such Permits, except for such failures to comply which have not resulted in, individually or in the aggregate, a Material Adverse Effect on the Enterprise Parties, Enterprise Operating and their respective Subsidiaries or on Enterprise GP. Such Permits held by the Enterprise Partners, Enterprise Operating and their respective Subsidiaries and Enterprise GP are valid and in full force and effect and none of the Permits will, assuming the Enterprise Required Consents have been obtained, be terminated or become terminable as a result of the transactions contemplated by this Agreement, except, in each case, such Permits the termination or impairment of which would not have a Material Adverse Effect on Enterprise Partners, Enterprise Operating and their respective Subsidiaries or Enterprise GP.

     Section   Taxes.

          (a) All Tax Returns of Enterprise Partners, Enterprise Operating, Enterprise GP and their respective Subsidiaries that are required to be filed (taking into account any extensions of time within which to file) before the Closing Date, have been or will be filed, the information provided in such Tax Returns is complete and accurate in all material respects, and all Taxes shown to be due and payable by Enterprise Partners, Enterprise Operating, Enterprise GP and their respective Subsidiaries on such Tax Returns have been or will be paid in full.

          (b) Enterprise Partners and Enterprise Operating have not, and will not on or prior to the Closing Date, file an election under Treasury Reg. Paragraph 301.7701-3 to be classified as a corporation for federal income tax purposes. During the entirety of the period from the date of the formation through the Closing, each of the Enterprise Partners and Enterprise Operating has been and will be treated and classified as a partnership for federal income tax purposes under Treasury Reg. Paragraph 301.7701-2 and -3 and ninety percent (90%) or more of

HOU04:132863.11
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

     Enterprise Partners' gross income is income derived from the exploration, development, mining or production, processing, refining, transportation or marketing of any mineral or natural resource or other items of "qualifying income" within the meaning of Section 7704 of the Code.

          Section SEC Reports. Since August 1, 1998 (a) Enterprise Partners has timely made all filings required to be made by the Securities Act and the Exchange Act, (b) all filings by Enterprise Partners with the SEC, at the time filed (in the case of documents filed pursuant to the Exchange
     Act) or when declared effective by the SEC (in the case of registration statements filed under the Securities Act) complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC thereunder, (c) no such filing, at the time described above, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading, and (d) all financial statements contained or incorporated by reference therein complied as to form when filed in all material respects with the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and fairly present in all material respects the financial condition and results of operations of Enterprise Partners at and as of the respective dates thereof and the consolidated results of its operations and changes in cash flows for the periods indicated (subject in the case of unaudited statements, to normal year-end audit adjustments).

     Section   Ownership; Issuance of Special Units.

          (a) Enterprise GP is the sole general partner of Enterprise Partners, with a 1% general partner interest in Enterprise Partners.

          (b) Enterprise GP is the sole general partner of Enterprise Operating, with a 1.0101% general partner interest in Enterprise Operating.

          (c) All of the general partner interests in Enterprise Partners and Enterprise Operating have been duly authorized and have been validly issued to Enterprise GP in accordance with the Enterprise Partners Partnership Agreement and Enterprise Operating Partnership Agreement, and are owned by Enterprise GP free and clear of all Liens.

          (d) Enterprise Partners is the sole limited partner of Enterprise Operating with a 98.9899% limited partner interest in Enterprise Operating; such limited partner interest has been duly authorized and validly issued in accordance with the Enterprise Operating Partnership Agreement, is fully paid (to the extent required by the Enterprise Operating Partnership Agreement) and nonassessable (as such nonassessability may be affected by matters described in the Enterprise Partners' Prospectus dated July 27, 1998 under the

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

     caption "The Partnership Agreement--Limited Liability") and is owned by Enterprise Partners free and clear of all Liens.

          (e) Except as set forth on Schedule 5.10(e), all of the membership interests in Enterprise GP have been duly authorized and validly issued and are fully paid and nonassessable, and are owned 95% by EPC II and 5% by Dan Duncan LLC free and clear of Liens.

          (f) The only outstanding limited partner interests of Enterprise Partners (other than the Special Units) are 45,552,915 Common Units and 21,409,870 Subordinated Units, which have been duly authorized by the Enterprise Partners Partnership Agreement and are validly issued and fully paid (to the extent required under the Enterprise Partners Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in the Enterprise Partners' Prospectus dated July 27, 1998 under the caption "The Partnership Agreement--Limited Liability"). Except as set forth on Schedule 5.10(f), there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts, commitments or obligations that could require Enterprise Partners to issue any additional units or equity other than as set forth in this Agreement. Enterprise Partners has not granted any registration rights with respect to partnership units or other equity to any third parties.

          (g) When issued and delivered to Tejas at the Closing, the Special Units shall have been duly authorized and validly issued to Tejas in accordance with the Enterprise Partners Amended Partnership Agreement and fully paid and nonassessable (except as such nonassessability may be affected by matters described in the Enterprise Partners' Prospectus dated July 27, 1998 under the caption "The Partnership Agreement--Limited Liability.") Upon its receipt of the Special Units at Closing, Tejas will receive good and indefeasible title to the Special Units free and clear of Liens.

          (h) EPC II owns Common Units representing 73.657% of the issued and outstanding Common Units.

     Section    Financing.  Enterprise  Partners  has, or has arranged  for, the funds necessary to pay the Other Consideration to Tejas.

     Section No Brokers. None of the Enterprise Parties has employed any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement, nor has any of them taken any action which would give rise to a valid claim against Tejas or Tejas Energy for a brokerage commission, finde's fee, or other like payment.


HOU04:132863.11
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

     Section  Investment Intent.

          (a) The Enterprise Parties are capable of evaluating the merits and risks of their investment in the Company Interest. The Enterprise Parties are taking the Company Interest for their own account and not with a current view to or intent to sell in connection with any distribution of such securities as such terms are defined under the Securities Act. The Enterprise Parties have had an opportunity to discuss the Company's and its Subsidiaries' and its Joint Ventures' and co-ownerships' business and financial condition, properties, operations and prospects with the Company's and its Subsidiaries' management and to ask questions of officers of the Company and its Subsidiaries.

          (b) The Enterprise Parties understand that (i) the Company Interests will be "restricted securities": under the applicable federal securities laws, and (ii) that the Securities Act and the rules of the SEC provide in substance that such equity holder may dispose of the Company Interests only pursuant to an effective registration statement under the Securities Act or in a transaction exempt from the registration requirements of the Securities Act, and that, accordingly, the Enterprise Parties may be required to bear the economic risk of the investment in the Company Interests for a substantial period of time.

ARTICLE

COVENANTS

     Section  Access to Information Following the Closing.

          (a) To the extent reasonably necessary or desirable in connection with Tejas' ownership of the Company Interest (including tax related matters), after the consummation of the Transactions, Tejas will have reasonable access at all reasonable times and in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries, to all premises, properties, personnel, books, records, work papers, contracts and documents of or pertaining to each of the Company and its Subsidiaries to the extent relating to the Business or assets of the Business as existing at the Closing. Enterprise Partners shall preserve all such information, records and documents for a period of seven (7) years following the Closing.

          (b) Each of the parties hereto will preserve and retain all schedules, work papers and other documents relating to any Tax Returns of or with respect to the Company or any of its Subsidiaries or to any claims, audits or other proceedings affecting the Company or any of its Subsidiaries until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

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


     Section   Intentionally Deleted.

     Section Public Announcements. The Enterprise Parties and Tejas and Tejas Energy will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the transactions contemplated by this Agreement and, except as may be required by applicable Law or any securities exchange on which the securities of the parties or their Affiliates are listed (following notice and consultation), neither the Enterprise Parties nor Tejas or Tejas Energy shall issue any such press release or make any such public statement without the prior approval of the other party to this Agreement, such approval not to be unreasonably withheld or delayed.

     Section Removal of Tradenames. As soon as reasonably practicable after the Closing (and in any event, within 180 days after the actual date of the Closing (or such later date as may be reasonably requested by Enterprise Operating and consented to by Tejas, such consent not to be unreasonably withheld), the Enterprise Parties will remove the "Tejas," "Coral" and "Shell" names (and all derivatives thereof), trademarks and symbols from the properties and assets of the Company and its Subsidiaries (including changing all signage relating thereto) and provide the requisite notices to, the appropriate federal, state or local agencies to place the title or other evidences of ownership, including operation of the properties and assets, in a name other than any name of Tejas or any of its Affiliates or any variations thereof. In addition, within 15 days of the actual date of Closing (and 90 days of the actual date of Closing with respect to Tejas NGL Pipelines, LLC), Enterprise Operating will change all of the legal names of the Company and its Subsidiaries to delete from the name thereof the word "Tejas".

     Section   Further Assurances.

          (a) The parties hereto agree to cooperate fully with each other and from time to time after the Closing, upon request and without further consideration, to (i) execute, deliver, acknowledge and file (where necessary) all such further instruments, agreements and documents, as may be reasonably required to more effectively evidence the transfer of the assets comprising the Business to the Company and its Subsidiaries or to consummate the Transactions and carry out the intent and purposes of this Agreement and (ii) take such actions as may be reasonably required to cause Enterprise Operating (or its designee) to have actual control and possession of the assets comprising the Business. Without in any manner limiting the generality of the foregoing, if record and beneficial title to any of the assets comprising the Business is not held by the Company or its Subsidiaries but rather is held by an Affiliate of Tejas as of the Closing, Tejas Energy and Tejas agree to execute and to cause their Affiliates to execute such agreements as shall be reasonably required to cause such title to effectively be transferred and conveyed from Tejas, Tejas Energy or their Affiliates to the Company or its Subsidiaries.

          (b) As to pre-closing Consents or governmental filings required to transfer the Business to the Company or its Subsidiaries which are not obtained prior to Closing, Tejas

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

     will (i) designate an in-house lawyer or business person (at Tejas' cost) to assist Enterprise Partners in obtaining such Consents for a period of twelve months following the Closing, (ii) subject to the limitation contained in subsection (c) below, will be obligated to provide Enterprise Partners funds to obtain such Consents and (iii) will, to the extent possible (without any cost to Tejas or its Affiliates, which shall not include the loss of such economic benefit) provide to the Company and its Subsidiaries the economic benefit of such items if the necessary Consent is not obtained within the above-referenced twelve month period. Except as provided in this Section 6.05, neither Tejas nor Tejas Energy will have any liability for obtaining Consents after the Closing.

          (c) Tejas' payments to unaffiliated third parties pursuant to paragraphs (a) and (b) of this Section 6.05 shall not exceed $500,000 in the aggregate; provided, however, that if Tejas or its Affiliates shall incur a cost that exceeds such amount, in connection with undertaking an action requested by Enterprise Partners or one of its Affiliates, then Enterprise Partners and Enterprise Operating shall reimburse such amount to Tejas or its Affiliates as the case may be. The cost of the in-house lawyer or business person referenced in subsection (b)(i) above and loss of economic benefit pursuant to subsection (b)(iii) shall not be included in or charged against the $500,000 ceiling. Tejas, subject to and as part of the above-referenced $500,000 ceiling, agrees to reimburse Enterprise Partners for local counsel fees incurred in connection with remedial actions pursuant to subsections (a) and (b) above.

     Section Books and Records. Within a reasonable period of time after Closing, Tejas Energy and Tejas will, and will cause their respective Affiliates to deliver to Enterprise Operating (or its designee) all books, accounting records, contracts, leases, property files and other files and records relating to the Business.

     Section Intercompany Indebtedness. On or prior to the Closing, Tejas Energy and Tejas shall (i pay or cause their Affiliates to pay to the Company and its Subsidiaries all long- term debt (including current maturities) and other Indebtedness for Borrowed Money owed by Tejas, Tejas Energy or any Affiliate of Tejas or Tejas Energy (other than the Company and its Subsidiaries and Joint Ventures) as of such date to the Company and its Subsidiaries and
(ii) pay to the Company a capital contribution and cause such capital contribution to be applied to pay or satisfy all long-term debt (including current maturities) and other Indebtedness for Borrowed Money owed by the Company and its Subsidiaries to Tejas, Tejas Energy or their respective Affiliates (other than the Company and its Subsidiaries and Joint Ventures) as of such date. Tejas and Tejas Energy further agree to pay all Retained Liabilities when, as and if they become due and payable.

     Section Excluded Assets. On or prior to the Closing, Tejas and Tejas Energy will cause the Excluded Assets to be transferred and conveyed out of the Company and its Subsidiaries pursuant to documentation reasonably acceptable to Enterprise Partners.


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

     Section Acts of Amendment. Tejas Energy and Tejas shall cause their Affiliates which conveyed, assigned and contributed assets and properties to the Company and its Subsidiaries as reflected in Section 6.09 of the Tejas Disclosure Memorandum to enter into with the Company and its Subsidiaries, and shall cause the Company and its Subsidiaries to execute an act of amendment to the applicable conveyance and assignments or acts of sale or conveyances as reflected on Schedule 6.09, effective as of the date of the original conveyance, assignment and/or contribution.

     Section   Collections.

          (a) After Closing, Tejas and Tejas Energy agree to cause to be paid to the Company any amounts received in respect of accounts receivable related to the Business after the Effective Date promptly upon receipt thereof.

          (b) After Closing, the Enterprise Parties agree to, and to cause the Company and its Subsidiaries to, pay to Tejas or Tejas Energy any amounts received in respect of the Excluded Assets after the Effective Date promptly upon receipt thereof.

     Section Preferential Rights. The parties hereto acknowledge and agree that if following the Closing and as a consequence of the transactions contemplated by this Agreement, the Company or any of its Subsidiaries or Tejas or any of its Affiliates is required to transfer title to any of the assets included in the Business to satisfy a preferential right, then the Company or its Subsidiary (as the case may be) shall be entitled to receive and retain such proceeds paid by the Person exercising the preferential right.

     Section Preparation of Historical Financials. Tejas and Tejas Energy agree (at no out-of-pocket cost to Tejas or Tejas Energy) to cooperate with Enterprise Partners and to provide Enterprise Partners with reasonable access (at all reasonable times and in a manner so as not to interfere with the normal business operations of Tejas and Tejas Energy) to books, records and personnel reasonably required for Enterprise Partners to prepare statements of direct operating revenues and expenses of the Company and its Subsidiaries for fiscal years 1996 and 1997 as may be required for Enterprise Partners' SEC filings in connection with the transactions contemplated by this Agreement.

     Section   Unitholder Approval.

     Enterprise GP and EPC II agree to and shall call and schedule a meeting of the Unitholders of Enterprise Partners and submit to the Unitholders of Enterprise Partners for their approval a proposal to approve the issuance of the Common Units to be issued upon conversion of the Special Units as soon as practicable following the Closing Date and in any event prior to May 1, 2000.


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

     EPC II represents that it (alone and without any other equity holder in Enterprise Partners) has the requisite ownership in Enterprise Partners to approve the issuance of the Common Units upon conversion of the Special Units. EPC II covenants and agrees that it will not dispose of any of its equity interests in Enterprise Partners prior to such meeting of the Unitholders and will vote its equity interests in favor of the issuance of the Common Units required to be issued upon conversion of the Special Units.

     The Enterprise Partners will, as soon as practicable, following the Unitholders' meeting referenced in (a) above and in any event within 20 days following such Unitholders' meeting, use its best efforts to cause the Common Units which are to be issued upon conversion of the Special Units to be listed on the New York Stock Exchange.

ARTICLE

EMPLOYEE MATTERS

     Section Employees. Tejas has furnished Enterprise Products with a list of the employees of Tejas or its Affiliates who are assigned to the Business (the "Business Employees"), which list is attached hereto as Schedule 7.01. Enterprise Products shall have the sole and absolute discretion in determining which, if any, of the Business Employees it will offer employment and the terms, conditions and benefits relating to such offers of employment, provided that the same shall be substantially comparable with the terms, conditions and benefits Enterprise Products provides to similarly situated employees of Enterprise Products. Employment under such offers shall commence on the later of October 1, 1999, or the date such Business Employee, if not actively at work on October 1, 1999 for any reason, excluding vacation, sick leave or regularly scheduled days off, returns to full-time active employment with Enterprise Products (the "Employment Commencement Date"), provided such Business Employee returns within 180 days of the Closing Date. The Business Employees who accept and actually commence employment with Enterprise Products are hereinafter collectively referred to as "Transferred Employees."

     Section   Solicitation of Employees.

          (a) Without the prior written consent of Enterprise Products, Tejas shall cause its Affiliates to refrain for a period of one year from the Closing Date, from soliciting directly or indirectly, the employment of or otherwise seeking to engage the services of any Transferred Employee. Tejas shall be responsible for all obligations and liabilities, if any, under the Worker Adjustment and Retraining Notification Act and any comparable state laws with respect to the current and former Business Employees who do not become Transferred Employees.

          (b) Without the prior written consent of Tejas, the Enterprise Parties, Enterprise Products and their respective Affiliates shall refrain for a period of one year from the Closing Date, from soliciting directly or indirectly, the employment of or otherwise seeking to

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

     engage the services of any employee of Tejas or any of its respective Affiliates, other than the Transferred Employee.

          (c) Notwithstanding paragraphs (a) and (b) of this Section 7.02, nothing herein shall prevent a party hereto (the "Hiring Party") from hiring any employee of another party hereto if such person responds to a general advertisement of employment which is not directed to such individual specifically or was otherwise not directly or indirectly solicited by the Hiring Party.

     Section Employee Benefit Plans. Effective as of their Employment Commencement Dates, Enterprise Products shall provide to the Transferred Employees its employee benefit plans and programs ("Enterprise Products' Benefit Plans") on substantially the same basis such plans and programs are provided to similarly situated employees of Enterprise Products, except that coverage under Enterprise Products' group health, life and disability plans shall commence as of the Benefit Plan Date (as defined below). With respect to the Enterprise Products' Benefit Plans, Enterprise Products shall grant the Transferred Employees credit for their service with Tejas Affiliates as of their Employment Commencement Date for all purposes (other than the accrual of benefits under a defined benefit pension plan) for which such service was recognized by Tejas Affiliates under a similar plan or program. With respect to Enterprise Products' Benefit Plans that provide group health, life and disability benefits: (i) Enterprise Products shall make Transferred Employees eligible to participate on their Employment Commencement Date (the "Benefit Plan Date"), (ii) Enterprise Products shall cause such plans to waive any exclusions or limitations with respect to pre-existing conditions, waiting periods and actively-at-work exclusions, except to the same extent the Transferred Employee is subject to a pre-existing condition or actively-at-work exclusion on the Closing Date under any health plan of Tejas Affiliates, and (iii) Enterprise Products shall provide that any health expenses incurred by a Transferred Employee or his or her covered dependents during 1999 on or before the Benefit Plan Date shall be taken into account under such plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions. Enterprise Products' group health plan shall be responsible for all benefit claims by Transferred Employees and their dependents for covered services rendered on and after the date their participation in Enterprise Products' group health plan commences, and the respective group health plans of Tejas Affiliates shall be responsible for all benefit claims by Transferred Employees and their dependents for covered services rendered before their participation in Enterprise Products' group health plan commences.

     Section Vacation. The Transferred Employees shall receive credit under Enterprise Products' vacation schedule such that the vacation time they earn with Enterprise Products is not less than that which they are eligible to earn under the vacation schedules of Tejas Affiliates as of the Closing Date. Transferred Employees shall be entitled to vacation time with Enterprise Products for the remainder of 1999 based only on their actual service with Enterprise Products, and Enterprise Products' vacation schedule shall be prorated for the remainder of 1999 for this purpose. Tejas shall cause its Affiliates to pay each Transferred Employee his or her accrued but unused paid personal leave as soon as reasonably practicable following the Closing Date.

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


     Section Access to Information and Personnel. (a) After the Closing Date, Tejas shall cause its Affiliates to make reasonably available to Enterprise Products such financial, personnel and related information as may be reasonably requested by Enterprise Products with respect to any Transferred Employee, including, but not limited to, compensation and employment histories; except that neither Tejas nor its Affiliates will provide any historical performance related data with respect to any Transferred Employee.

     (b) After the Closing Date, Enterprise shall make available to Tejas any Transferred Employees with respect to continuing litigation, audits and other reasonable business requests at no cost to Tejas.

     Section Tejas and Affiliates Benefit Plans. (a) Enterprise Products is not assuming any employee benefit plan or program or any liability of Tejas and its Affiliates thereunder or any other liability of Tejas or any Affiliate with respect to any Business Employee or other current or former employee of Tejas or any Affiliate, including, without limitation, any liability under COBRA.

     (b) Tejas and its Subsidiaries shall cause each Transferred Employee to be fully vested as of the Closing Date in each plan of Tejas and its Subsidiaries that is a qualified plan under Section 401(a) of the Code.

     (c) Each Transferred Employee who would be eligible to immediately retire from Tejas and its Subsidiaries on the Closing Date and receive retiree health benefits under a health plan of Tejas and its Subsidiaries shall be eligible notwithstanding his active employment with Enterprise Products and its Affiliates to immediately begin receiving retiree health or pension benefits under the retiree health plan of Tejas and its Subsidiaries subject to the then terms of such plan.

     Section Third-Party Beneficiaries. No provision of this Article VII shall create any third-party beneficiary rights in any Transferred Employee (including any beneficiary or dependent thereof), including, without limitation, any right to employment or employment in any particular position with Enterprise Products for any specified period of time after the Closing Date.

ARTICLE

INDEMNIFICATION; SURVIVAL

     Section    Indemnification by the Enterprise Parties, EPC II and Enterprise
Products. Subject to the limitations set forth in this Article VIII,

               (i) the Enterprise Parties, jointly and severally, hereby agree to indemnify and hold harmless Tejas, Tejas Energy and any of their respective Affiliates and their respective officers, directors, partners, members and shareholders (collectively the "Tejas Indemnified Parties") from and against any and all Damages incurred by Tejas Indemnified Parties in

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

          connection with (a) any breach of any representation or any warranty made by the Enterprise Parties under Sections 5.01 (Organization),
          5.02 (Authorization of Agreement), 5.03 (No Violations), 5.04 (Approvals), 5.08 (Taxes), 5.09 (SEC Reports), 5.10 (Ownership;
          Issuance of Special  Units),  5.12 (No Brokers)  and 5.13  (Investment
          Intent)   (collectively,    the  "Enterprise    Representations   and
          Warranties"); or (b) any failure by any of the Enterprise Parties to perform any covenant or other agreement hereunder;

               (ii) EPC II hereby agrees to indemnify and hold harmless the Tejas Indemnified Parties from and against any and all Damages incurred by the Tejas Indemnified Parties in connection with (a) any breach of any of the Enterprise Representations and Warranties to the extent and only to the extent that such representations and warranties are made by EPC II under Article V hereof, or (b) any failure by EPC II to perform any covenant or other agreement made by it hereunder; and

               (iii) Enterprise Products hereby agrees to indemnify and hold harmless the Tejas Indemnified Parties from and against any and all Damages incurred by the Tejas Indemnified Parties in connection with
          (a) any breach of any of the Enterprise Representations and Warranties to the extent and only to the extent that such representations and warranties are made by Enterprise Products under Article V hereof, or
          (b) any failure by Enterprise Products to perform any covenant or other agreement made by it hereunder;

          in each case regardless of whether such Damages are caused in whole or in part by the strict liability or negligent act or omission of the Indemnified Party.

     Section Indemnification by Tejas and Tejas Energy. Subject to the limitations set forth in this Article VIII, Tejas and Tejas Energy agree, jointly and severally, to indemnify and hold harmless the Enterprise Parties and their respective officers, directors, partners, members and shareholders (collectively, the "Enterprise Indemnified Parties") from and against any and all Damages arising in connection with or out of (a) any breach by Tejas and Tejas Energy of any of their representations and warranties contained in Sections 3.01 (Organization); 3.02 (Ownership of Company Interest), 3.03 (Validity and Enforceability), 3.04 (Approvals and Consents), 3.05 (No Violation), 3.07 (Investment Intent), 3.08 (No Brokers), 4.01 (Organization),
4.02 (Capitalization), 4.06(a) (Litigation), 4.07 (Taxes), 4.11 (Conduct of Business From the Effective Date to the Closing Date), and 4.12(a), (b) and (d) (Material Contracts or Indebtedness) and 4.17 (Non-Business Related Assets) (collectively, the "Tejas Representations and Warranties"), (b) any failure by Tejas or Tejas Energy to perform any covenant or other agreement hereunder,
(c) the Excluded Assets, (d) the Retained Liabilities, or (e) any claims which may hereafter be made against the Company or its Subsidiaries pursuant to the Contribution Agreement dated as of January 12, 1998 among Shell Oil Company, Tejas Holdings, LLC, Sierra Capital Acquisition Corp., and Tejas Gas Corporation, in each case regardless of whether such Damages are caused in whole or in part by the strict liability or negligent act or omission of the Indemnified Party.


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

     Section Indemnification Procedure. The party or parties making a claim for indemnification under this Article VIII shall be, for the purposes of this Agreement, referred to as the "Indemnified Party" and the party or parties against whom such claims are asserted under this Article VIII shall be, for the purposes of this Agreement, referred to as the "Indemnifying Party." All claims by any Indemnified Party under this Article VIII shall be asserted and resolved as follows:

          (a) In the event that (i) any claim, demand or Proceeding is asserted or instituted by any Person other than the parties to this Agreement or their Affiliates which could give rise to Damages for which an Indemnifying Party could be liable to an Indemnified Party under this Agreement (such claim, demand or Proceeding, a "Third Party Claim") or (ii) any Indemnified Party under this Agreement shall have a claim to be indemnified by any Indemnifying Party under this Agreement which does not involve a Third Party Claim (such claim, a "Direct Claim"), the Indemnified Party shall, with reasonable promptness, send to the Indemnifying Party a written notice specifying the nature of such claim, demand or Proceeding and the amount or estimated amount thereof (which amount or estimated amount shall not be conclusive of the final amount, if any, of such claim, demand or Proceeding) (a "Claim Notice"), provided that a delay in notifying the Indemnifying Party shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that (and only to the extent that) such failure shall have caused the Damages for which Indemnifying Party is obligated to be greater than such Damages would have been had the Indemnified Party given the Indemnifying Party proper notice.

          (b) In the event of a Third Party Claim, the Indemnifying Party shall be entitled to appoint counsel of the Indemnifying Party's choice at the expense of the Indemnifying Party to represent the Indemnified Party in connection with such claim, demand or Proceeding (in which case the Indemnifying Party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by any Indemnified Party except as set forth below); provided that such counsel is reasonably acceptable to the Indemnified Party. Notwithstanding an Indemnifying Party's election to appoint counsel to represent an Indemnified Party in connection with a Third Party Claim, an Indemnified Party shall have the right to employ separate counsel, and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel selected by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest or (ii) the Indemnifying Party shall not have employed counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such Third Party Claim. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim, demand or Proceeding which the Indemnifying Party defends, or, if appropriate and related to the claim, demand or Proceeding in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-complaint against any Person. No Third Party Claim may be settled or compromised (i) by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed or (ii) by the Indemnifying Party without the prior written consent of the

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

     Indemnified Party, which consent shall not be unreasonably withheld or delayed. In the event any Indemnified Party settles or compromises or consents to the entry of any Judgment with respect to any Third Party Claim without the prior written consent of the Indemnifying Party, each Indemnified Party shall be deemed to have waived all rights against the Indemnifying Party for indemnification under this Article VIII.

          (c) In the event of a Direct Claim, the Indemnifying Party shall notify the Indemnified Party within 30 Business Days of receipt of a Claim Notice whether or not the Indemnifying Party disputes such claim.

          (d) From and after the delivery of a Claim Notice under this Agreement relating to a Third Party Claim, at the reasonable request of the Indemnifying Party, each Indemnified Party shall grant the Indemnifying Party and its representatives all reasonable access to the books, records and properties of such Indemnified Party to the extent reasonably related to the matters to which the Claim Notice relates. All such access shall be granted during normal business hours and shall be granted under conditions which will not unreasonably interfere with the business and operations of such Indemnified Party. The Indemnifying Party will not, and shall require that its representatives do not, use (except in connection with such Claim Notice) or disclose to any third Person other than the Indemnifying Party's representatives (except as may be required by applicable Law) any information obtained pursuant to this Section 8.03(d) which is designated as confidential by an Indemnified Party.

     Section Survival. The representations and warranties of the parties contained in this Agreement shall terminate at and not survive the Closing;
provided that the Tejas Representations and Warranties and the Enterprise Representations and Warranties shall each survive the Closing for the periods set forth below:

          (a) the representations and warranties of Tejas and Tejas Energy in Sections 3.04, 3.05, 3.07, 4.02, 4.06(a) and 4.12(a), (b) and (d) and 4.17
     and the representations and warranties of the Enterprise Parties, EPC II, and Enterprise Products in Sections 5.03, 5.04, 5.09 and 5.13 shall survive the Closing until the second anniversary of the Closing Date;

          (b) the  representations  and  warranties of Tejas and Tejas Energy in
     Section 4.07 and of the Enterprise Parties in Section 5.08 shall survive the Closing until the expiration of the applicable Tax Statute of Limitations Date; and

          (c) the representations and warranties of Tejas and Tejas Energy in Sections 3.01, 3.02, 3.03, 3.08, 4.01, and 4.11 and the representations and warranties of the Enterprise Parties, EPC II and Enterprise Products in Sections 5.01, 5.02, 5.10 and 5.12 shall survive the Closing for the applicable statute of limitations.

Following the Closing, no party shall have the right to make any claim for indemnification for any representations or warranties under this Agreement which do not expressly survive the Closing or

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

after the expiration of the applicable survival period thereof; provided that, with respect to any representation or warranty that survives the Closing in respect of which indemnity may be sought under this Agreement, such representation or warranty shall survive the time at which it would otherwise terminate pursuant to the preceding sentence, only if a bona fide, written notice of the inaccuracy of such representation or warranty giving rise to such right of indemnity (including the specific nature of such inaccuracy) shall have been given to the party against whom such indemnity may be sought prior to such time. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this
Article VIII) contained in this Agreement or in any other Transaction Agreement shall survive the Closing indefinitely.

     Section   Limitation on Claims.

          (a) Each party hereto acknowledges and agrees that (except as set forth in subsection (d) below), the provisions of this Article VIII shall be the exclusive remedy of such party with respect to any matter arising under this Agreement; provided, however, that (i) the foregoing shall not limit the right of any such party to seek any equitable remedy (including specific performance) available to enforce the rights of such party under this Agreement or any other Transaction Agreement in accordance with the terms of this Agreement and (ii) nothing herein is intended to restrict the rights of Tejas (or its Affiliates) as a unitholder under the Enterprise Partners Amended Partnership Agreement, applicable securities laws or otherwise arising independently of this Agreement.

          (b) The liability of Tejas or Tejas Energy for Damages for breaches of any Tejas Representations and Warranties pursuant to Section 8.02(a), other than with respect to breaches of Sections 3.02, 3.08 and 4.07 shall be limited as follows:

               (i) Tejas and Tejas Energy shall not be liable for or have responsibility for any such Damages until the aggregate of such Damages incurred by the Enterprise Indemnified Parties with respect to such claims exceeds $8,000,000 in the aggregate and then only to the extent of the excess over such amount; and

               (ii) The obligations and total liability of Tejas and Tejas Energy for such Damages shall not exceed $60,000,000 in the aggregate.

          (c)  The  liability  of  any  of  the  Enterprise  Parties,  EPC II or
     Enterprise Products for Damages for breaches of any Enterprise Representations and Warranties pursuant to Sections 8.01(i)(a), (ii)(a), and (iii)(a), other than with respect to Sections 5.08, 5.10(f) and (g) and
     5.12 shall be limited as follows:

               (i) None of the Enterprise Parties, EPC II or Enterprise Products shall be liable for or have responsibility for any such Damages until the aggregate of such Damages incurred by the Tejas Indemnified Parties with respect to such claims

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

          exceeds $8,000,000 in the aggregate, and then only to the extent of the excess over such amount; and

               (ii) The obligations and total liability of the Enterprise Parties, EPC II and Enterprise Products for such Damages shall not exceed $60,000,000 in the aggregate.

          (d) Nothing in this Section 8.05 shall prevent any party from making a claim against the other party for actual and intentional fraud (as opposed to a fraud claim based on constructive knowledge, or negligent misrepresentation or similar theory).

     Section   Tejas Environmental Indemnity.

          (a) Subject to the limitations set forth in Section 8.06(b) below, Tejas and Tejas Energy agree, jointly and severally, to indemnify and hold harmless each of the Enterprise Indemnified Parties from and against all Damages to the extent resulting from or arising out of Tejas Third-Party Environmental Claims made against the Company (or its successors or assigns) or any of its Subsidiaries or any of the Enterprise Indemnified Parties following the Closing Date. For purposes hereof, "Tejas Third-Party Environmental Claims" shall mean (x) a bona fide claim by a third party (other than a Governmental Authority acting in its regulatory capacity) alleging property damage resulting from exposure to Hazardous Substances prior to the Closing Date from properties owned by the Company or its Subsidiaries on or prior to the Closing Date and (y) a written directive from a Governmental Authority requiring remediation of properties owned by the Company or its Subsidiaries on or prior to the Closing Date pursuant to Environmental Laws in effect at the Closing Date.

          (b) The  liability  of Tejas or Tejas  Energy for  Damages  under this
     Section 8.06 shall be limited as follows:

               (i) Tejas and Tejas Energy shall not be liable or have responsibility for any Damages under this Section 8.06 until the aggregate Damages incurred by the Company and its Subsidiaries with respect to all Tejas Third-Party Environmental Claims exceed $5,000,000 in the aggregate and then only to the extent of the excess over $5,000,000. Individual Tejas Third-Party Environmental Claims shall not be included in the $5,000,000 deductible until the Company or its Subsidiaries incurs Damages in excess of $500,000 with respect to such Tejas Third-Party Environmental Claim and then only to the extent of the excess over the $500,000 deductible.

               (ii) The obligations and total liability for Damages of Tejas and Tejas Energy under this Section 8.06 shall not exceed $100,000,000 in the aggregate.

               (iii) The obligations and liability of Tejas and Tejas Energy under this Section 8.06 shall cease in their entirety five (5) years after the Closing Date except

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

          with respect to bona fide claims for indemnification made in writing prior to such date which remain unresolved as of such date.

          (c) The Enterprise Indemnified Parties acknowledge and agree that the liability of Tejas, Tejas Energy or any of their Affiliates (other than the Company and the Subsidiaries) for Damages resulting out of or relating to environmental claims, matters or liabilities (including violations of Environmental Law and required remediation of properties due to the presence of Hazardous Substances in the soil, groundwater or surface water) shall be governed exclusively by the indemnification provisions contained in this Section 8.06.

          (d) With regard to all Tejas Third Party-Environmental Claims, the Enterprise Indemnified Parties shall give written notice identifying such claim to Tejas and Tejas Energy so that Tejas or Tejas Energy may participate, at its expense, in any discussions or negotiations with any applicable Governmental Authority concerning the remediation plan or project.

     Section   Enterprise Contingent Environmental Payment.

          (a) If, following the Closing Date, any of Enterprise Partners, Enterprise Operating or any of their respective Subsidiaries or Enterprise GP incurs any Damages with respect to Enterprise Third-Party Environmental Claims (the "Enterprise Environmental Payments") then the Enterprise Parties shall within 20 days following such Enterprise Environmental Payment make a payment to Tejas (or its successors or designees) equal to 25% of such Enterprise Environmental Payment (the "Contingent Environmental Payments"). For purposes hereof, "Enterprise Third-Party Environmental Claims' shall mean (x) a bona fide claim by a third party (other than a Governmental Authority) alleging personal injury or property damage resulting from exposure to Hazardous Substances prior to the Closing and
     (y) a written directive from a Governmental Authority requiring remediation of properties, now, previously or hereafter, owned by the Enterprise Parties or any of their Subsidiaries; provided, however, that the term Enterprise Third-Party Environmental Claim shall not include any matters relating to the properties or assets included in the Business as contemplated by this Agreement.

          (b) The obligation of the Enterprise Parties to make the Contingent Environmental Payments will be subject to the following limitations:

               (i) The Enterprise Parties shall not be required to make any Contingent Environmental Payments under this Section 8.07 until the aggregate Damages incurred by the Enterprise Parties with respect to all Enterprise Third-Party Environmental Claims exceeds $5,000,000 in the aggregate. Individual Enterprise Third-Party Environmental claims shall not be included in the $5,000,000 threshold unless and until the Enterprise Parties incur Damages in excess of $500,000 with respect to such Enterprise Third-Party Environmental Claim.

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


               (ii)  The   obligations   and  total   liability  for  Contingent
          Environmental Payments under this Section 8.07 shall not exceed $100,000,000 in the aggregate .

               (iii) The obligation and liability of the Enterprise Parties under this Section 8.07 shall cease in their entirety five (5) years after the Closing Date, except with respect to bona fide claims for indemnification made prior to such date which remain unresolved as of such date.

     Section Louisiana Fuel Tax Audit. Tejas and Tejas Energy, agree, jointly and severally, to indemnify and hold harmless each of the Enterprise Indemnified Parties from and against any Taxes which may be assessed against the Company, any of its Subsidiaries or the assets of the Business as a result of any audit by the State of Louisiana of fuel gas consumed in plant operations for any period prior to the Effective Date.

          (b) The Enterprise Parties, agree, jointly and severally, to indemnify and hold harmless each of the Tejas Indemnified Parties from and against any Taxes which may be assessed against the Company, any of its Subsidiaries or the assets of the Business as a result of any audit by the State of Louisiana of fuel gas consumed in plant operations for any period after the Effective Date.

ARTICLE

GENERAL PROVISIONS

     Section   Expenses and Taxes; Tax Returns.

          (a) Each party to this Agreement shall pay all fees and expenses incurred by it in connection with this Agreement and the transactions contemplated by this Agreement. The parties to this Agreement agree that all applicable excise, sales, transfer, documentary, filing, recordation and other similar Taxes, levies, fees and charges, if any, that may be imposed upon, or payable or collectible or incurred in connection with, this Agreement and the transactions contemplated by this Agreement shall be borne by the party on which such Taxes, levies, fees or charges are imposed by operation of law. Each party to this Agreement agrees to file all necessary documentation (including all Tax Returns) with respect to such Taxes in a timely manner.

          (b) Tejas shall timely file (taking into account any extensions received from the relevant Tax authorities) all Tax Returns accurately reflecting the operations of the Company and its Subsidiaries for periods ending prior to the Closing Date and shall pay all Taxes with respect thereto.

          (c) Enterprise Partners shall timely file (taking into account any extensions received from the relevant Tax authorities) all Tax Returns accurately reflecting the

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

     operations of the Company and its Subsidiaries for periods ending on or after the Closing Date and shall pay all Taxes with respect thereto. For purposes of this Section 9.01(c), in the case of any Taxes based upon or related to income or receipts, including franchise Taxes, that are payable for a Tax period that includes (but does not end on) the Closing Date, Tejas shall pay to Enterprise Partners, the portion of such Tax which relates to the portion of such Tax period ending prior to the Closing Date. This amount due from Tejas shall be deemed equal to the amount which would be payable if the relevant Tax period ended on the Closing Date.

          (d) Enterprise Partners agrees to and shall reimburse Tejas for any Taxes relating to the Business which may be paid by Tejas with respect to the Interim Period, within ten (10) days following notice from Tejas.

     Section    Amendment.  This  Agreement  may  not be  amended  except  by an instrument in writing signed by the Enterprise Parties, Enterprise Products, EPC II, Tejas and Tejas Energy.

     Section Waiver. Either the Enterprise Parties or the Tejas or Tejas Energy may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties of the other contained in this Agreement or in any document delivered by the other pursuant to this Agreement or (c) waive compliance with any of the agreements, or satisfaction of any of the conditions, contained in this Agreement by the other. Any agreement on the part of a party to this Agreement to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party against whom enforcement is sought.

     Section Notices. Any notices or other communications required or permitted under, or otherwise in connection with, this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by facsimile transmission or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, as follows:

                  If to Tejas or Tejas Energy:

                           Tejas Midstream Enterprises, LLC
                           1301 McKinney Street, Suite 700
                           Houston, Texas 77010
                           Attn: Chief Operating Officer
                           Phone:  (713) 230-3000
                           Fax:      (713) 230-2900


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                                       45

                           Tejas Energy, LLC
                           1301 McKinney Street, Suite 700
                           Houston, Texas 77010
                           Attn: Chief Operating Officer
                           Phone:  (713) 230-3000
                           Fax:      (713) 230-1800

                  With a copy to:

                           Tejas Energy, LLC
                           1301 McKinney Street, Suite 700
                           Houston, TX 77010
                           Attn: General Counsel
                           Phone:  (713) 230-3000
                           Fax:      (713) 230-2900

                  If to an Enterprise Party:

                           Enterprise Products Company
                           P. O. Box 4324 (77210-4324)
                           2727 North Loop West, Suite 700
                           Houston, Texas 77008
                           Attention: President
                           Telephone: 713-880-6500
                           Facsimile: 713-880-6570

                  With a copy to:

                           Enterprise Products Company
                           P. O. Box 4324 (77210-4324)
                           2727 North Loop West, Suite 700
                           Houston, Texas 77008
                           Attention: Chief Legal Officer
                           Telephone: 713-880-6500
                           Facsimile: 713-880-6570

or such other address as the person to whom notice is to be given has furnished in writing to the other parties. A notice of change in address shall not be deemed to have been given until received by the addressee.


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                                       46

     Section Headings; Disclosure Memorandum. The descriptive headings of the Articles and Sections of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The Tejas Disclosure Memorandum constitutes an integral part of this Agreement and modifies the respective representations, warranties, covenants or agreements of the Tejas and Tejas Energy contained herein to the extent that such representations, warranties, covenants or agreements expressly refer specifically to the applicable section of the Tejas Disclosure Memorandum. Each item of disclosure set forth in the Tejas Disclosure Memorandum specifically refers to the article and section of the Agreement to which such disclosure responds, and shall not be deemed to be disclosed with respect to any other article or section of the Agreement.

     Section   Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas regardless of principles of conflicts of laws.

     Section    No Third  Party  Rights.  Except  as  specifically  provided  in
Article VIII, this Agreement is intended to be solely for the benefit of the parties to this Agreement and is not intended to confer any benefits upon, or create any rights in favor of, any Person other than the parties to this Agreement.

     Section   Counterparts.  This  Agreement  may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument.

     Section Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

     Section Entire Agreement. This Agreement (including the documents and instruments referred to in this Agreement) sets forth the entire understanding and agreement among the parties as to the matters covered in this Agreement and supersedes and replaces any prior understanding, agreement, including the Confidentiality Agreement, the Term Sheet dated April 19, 1999 between Enterprise Partners and Tejas Energy or any other statement of intent, in each case, written or oral, of any and every nature with respect to such understanding, agreement or statement.

     Section   Arbitration; Waiver.

          (a) Any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory arising out of or related to this Agreement (including any amendments or extensions), or the breach of termination hereof or any right to indemnity hereunder shall be settled by arbitration in accordance with the arbitration terms set forth in Exhibit
     9.11 hereto.


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                                       47

          (b) Without any way limiting Section 9.11(a), each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any of them in the negotiation, administration, performance and enforcement thereof.

     Section Fair Construction. This Agreement shall be deemed to be the joint work product of the Enterprise Parties, Enterprise Products, EPC II, Tejas and Tejas Energy without regard to the identity of the draftsperson, and any rule of construction that a document shall be interpreted or construed against the drafting party shall not be applicable.

     Section   Disclaimer of Other Representations and Warranties.

          (a) EXCEPT AS EXPRESSLY SET FORTH IN ARTICLES III, IV AND V, NO PARTY MAKES ANY ORAL OR WRITTEN REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, WITH RESPECT TO ANY OF THEIR OR THEIR SUBSIDIARIES' OR JOINT VENTURE'S RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS (INCLUDING THE ASSETS, LIABILITIES OR OPERATIONS OF THE COMPANY OR ANY OF ITS SUBSIDIARIES), INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OR ANY REPRESENTATION OR WARRANTIES WITH RESPECT TO THE DESIGN, QUALITY, DURABILITY, VALUE, OR CONDITION OR SUITABILITY OF SUCH ASSETS AND ANY SUCH REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.


          (b) EACH OF THE PARTIES ACKNOWLEDGES THAT, PRIOR TO ITS EXECUTION OF THIS AGREEMENT, IT HAS CONDUCTED SUCH EXAMINATION OF THE OTHER PARTY'S TITLE TO THEIR RESPECTIVE PROPERTIES AND ASSETS AS ITS HAS DEEMED NECESSARY OR ADVISABLE IN ORDER TO SATISFY ITSELF AS TO THE CONDITION OF TITLE TO SUCH PROPERTIES AND ASSETS, EXCEPT FOR THE LIMITED WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT.


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                                       48

     Each of the parties to this Agreement has caused this Agreement to be executed on its behalf by its duly authorized officer, all as of the day and year first above written.

                           TEJAS ENERGY, LLC


                           By:      /s/ Curtis R. Frasier
                           Name:    Curtis R. Frasier
                           Title:   Executive Vice President and Chief Operating
                                    Officer

                           TEJAS MIDSTREAM ENTERPRISES, LLC


                           By:      /s/ Curtis R. Frasier
                           Name:    Curtis R. Frasier
                           Title:   President and Chief Operating Officer

                           ENTERPRISE PRODUCTS PARTNERS L.P.

                           By Enterprise Products GP, LLC, General Partner

                           By:      /s/ O.S. Andras
                           Name:    O. S. Andras
                           Title:   President and Chief Executive Officer

                           ENTERPRISE PRODUCTS OPERATING L.P.

                           By Enterprise Products GP, LLC, General Partner

                           By:      /s/ O.S. Andras
                           Name:    O. S. Andras
                           Title:   President and Chief Executive Officer

                           ENTERPRISE PRODUCTS GP, LLC


                           By:      /s/ O.S. Andras
                           Name:    O. S. Andras
                           Title:   President and Chief Executive Officer




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                                       49

                           ENTERPRISE PRODUCTS COMPANY
                           (for limited purposes of Articles V, VII and VIII hereof)

                           By:      /s/ O.S. Andras
                           Name:    O. S. Andras
                           Title:   President and Chief Executive Officer


                           EPC PARTNERS II, INC.


                           By:      /s/ Francis B. Jacobs
                           Name:    Francis B. Jacobs
                           Title:   President



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